UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Definitive Additional Materials

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StockerYale, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STOCKERYALE, INC.

32 Hampshire Road

Salem, New Hampshire 03079

April [    ], 2008

Dear StockerYale Shareholders:

You are cordially invited to attend the Special Meeting being held in lieu of the 2008 Annual Meeting of Shareholders of StockerYale, Inc., which will be held on Tuesday, May 20, 2008 at 10:00 a.m., local time, at the offices of Vitale, Caturano & Company, Ltd. at 80 City Square, Boston, Massachusetts 02129. Specific details regarding admission to the meeting and the business to be conducted at the meeting are provided in the attached Notice of Special Meeting in Lieu of Annual Meeting of Shareholders and Proxy Statement. I encourage you to carefully read the attached Notice of Special Meeting and Proxy Statement, as well as the enclosed Annual Report of the Company for the fiscal year ended December 31, 2007.

Whether or not you plan to attend the meeting, it is important that your shares are represented and voted. Therefore, I urge you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented and voted at the meeting. If you do attend the meeting, you may withdraw your proxy and vote in person if you so desire.

I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Mark W. Blodgett

President, Chief Executive Officer and

Chairman of the Board

StockerYale, Inc.

32 Hampshire Road

Salem, New Hampshire 03079

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, MAY 20, 2008

To the Shareholders of StockerYale, Inc.:

The Special Meeting in Lieu of Annual Meeting of Shareholders (the “Meeting”) of StockerYale, Inc., a Massachusetts corporation (the “Company”), will be held at the offices of Vitale, Caturano & Company, Ltd. at 80 City Square, Boston, Massachusetts 02129, on Tuesday, May 20, 2008 at 10:00 a.m., local time, for the following purposes:

1.	To fix the number of directors comprising the Board of Directors of the Company at seven;

2.	To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

3.	To approve the reincorporation of the Company from Massachusetts to Delaware;

4.	To amend the Company’s 2000 Employee Stock Purchase Plan to increase the number of shares of common stock of the Company reserved thereunder from 200,000 to 300,000;

5.	To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to amend the Company’s Articles of Organization or the Company’s Certificate of Incorporation, as the case may be, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-2 and 1-for-8, inclusive, without further approval or authorization of the Company’s shareholders;

6.	To ratify the appointment of Vitale, Caturano & Company, Ltd. as the Company’s independent registered public accounting firm for the current fiscal year; and

7.	To transact such other business that may properly come before the Meeting and any adjournments or postponements of the Meeting.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

Accompanying this Notice of Special Meeting and Proxy Statement is a copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007, which contains audited consolidated financial statements and other information of interest to shareholders.

Admission of shareholders to the Meeting will be on a first-come, first-served basis, and picture identification will be required to enter the Meeting. An individual arriving without picture identification will not be admitted unless it can be verified that the individual is a StockerYale shareholder. Cameras, cellular phones, recording equipment and other electronic devices will not be permitted at the Meeting. The Company reserves the right to inspect any persons or items prior to their admission to the Meeting.

Only shareholders of record at the close of business on Wednesday, March 26, 2008 are entitled to notice of, and to vote at, the Meeting. All shareholders are cordially invited to attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Marianne Molleur, Clerk

Salem, New Hampshire

April [    ], 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

STOCKERYALE, INC.

PROXY STATEMENT

Special Meeting in Lieu of Annual Meeting of Shareholders

To Be Held on Tuesday, May 20, 2008

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of StockerYale, Inc., a Massachusetts corporation (the “Company” “StockerYale” or “we”), for use at the Company’s 2008 Special Meeting in Lieu of Annual Meeting of Shareholders (the “Meeting”), which will be held on Tuesday, May 20, 2008 at 10:00 a.m., local time, at the offices of Vitale, Caturano & Company, Ltd. at 80 City Square, Boston, Massachusetts 02129, and at any adjournments thereof, for the purposes set forth in the Notice of Special Meeting in Lieu of Annual Meeting of Shareholders (the “Notice of Meeting”).

The Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007 (the “2007 Annual Report”) are being mailed to shareholders on or about April [    ], 2008. The Company’s principal executive offices are located at 32 Hampshire Road, Salem, New Hampshire 03079 and its telephone number is (603) 893-8778.

Solicitation

The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company may engage a paid proxy solicitor to assist in the solicitation. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s common stock, $.001 par value per share (the “Common Stock”), held in their names. In addition to the solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Record Date, Voting Securities and Votes Required

Only holders of record of the Company’s Common Stock as of the close of business on Wednesday, March 26, 2008 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Meeting and any adjournments thereof. On the Record Date, the Company had approximately 38,937,907 shares of Common Stock issued and outstanding and entitled to be voted. The holders of Common Stock are entitled to one vote for each share of Common Stock held as of the Record Date on any proposal presented at the Meeting.

A majority of the shares of Common Stock issued and outstanding and entitled to be voted at the Meeting will constitute a quorum at the Meeting. Votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock voting in person or by proxy and entitled to vote is required to fix the number of directors comprising the Board of Directors at seven (Proposal No. 1), to amend the Company’s 2000 Employee Stock Purchase Plan (Proposal No. 4), to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to amend the Company’s Articles of Organization or the Company’s Certificate of Incorporation, as the case may be, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock (Proposal No. 5) and to ratify the appointment of Vitale, Caturano & Company, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal No. 6). The affirmative vote of two-thirds of all of the shares entitled to vote is required to approve the reincorporation of the Company from Massachusetts to Delaware (Proposal No. 3). The affirmative vote of the holders of a plurality of the votes cast in person or by proxy by the shares entitled to vote is required for the election of directors (Proposal No. 2).

Shares which abstain from voting on a particular matter and broker non-votes will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any proposal in the Proxy Statement, except for the proposal to approve the reincorporation of the Company from Massachusetts to Delaware (Proposal No. 3). Abstentions and broker non-votes will have the same effect as a vote against Proposal No. 3.

An automated system administered by the Company’s transfer agent tabulates the votes. The votes on each matter are tabulated separately.

To vote by mail, complete, date and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. No postage is necessary if the proxy card is mailed in the United States using the postage prepaid envelope provided. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Proxies

Voting by Proxy

Voting instructions are included on your proxy card. If you properly complete, sign and date your proxy card and return it to us in time to be counted at the Meeting, one of the individuals named as your proxy will vote your shares as you have directed. If you sign and timely return your proxy card but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Meeting, your shares will be voted for each of such proposals and in accordance with the judgment of the individuals named in the proxy card as the proxy holders as to any other matter that may be properly brought before the Meeting. The proxy holders will have discretionary authority to vote upon any adjournment of the Meeting.

Revoking your Proxy

You may revoke your proxy at any time before it is voted by:

•

delivering a later-dated proxy or a notice of revocation in writing to the Company’s Clerk at the principal executive offices of the Company at the following address: StockerYale, Inc., 32 Hampshire Road, Salem, New Hampshire 03079, Attention: Clerk, at any time before the proxy is exercised; or

•	by attending the Meeting and voting in person at the Meeting.

Voting in Person

If you plan to attend the Meeting and wish to vote in person, we will give you a ballot at the Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your “street name” shares held as of the Record Date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of February 29, 2008 (unless otherwise indicated), with respect to the beneficial ownership of the Company’s Common Stock by the following persons:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock;

•	each of the Company’s directors and nominees for director;

•	each of the Named Executives (as defined below in the section titled “Additional Information—Executive Compensation”); and

•	all of the current executive officers and directors as a group.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of Common Stock issuable under options that are exercisable on or within 60 days after February 29, 2008 (“Presently Exercisable Options”) or under warrants that are exercisable on or within 60 days after February 29, 2008 (“Presently Exercisable Warrants”) are deemed outstanding and are therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Company’s Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Company’s Common Stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o StockerYale, Inc., 32 Hampshire Road, Salem, New Hampshire 03079.

The percentage of the Company’s Common Stock beneficially owned by each person or entity named in the following table is based on 38,967,407 shares of StockerYale Common Stock outstanding as of February 29, 2008 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
5% Shareholders
Lewis Asset Management, Corp. 45 Rockefeller Plaza Suite 2570 New York, NY 10111	5,797,179	(1)	14.9%

Empire Capital Management, L.L.C. c/o Empire GP LLC 1 Gorham Island Road Westport, CT 06880	5,180,000	(2)	13.3%

Directors, Nominees and Named Executives
Mark W. Blodgett	3,952,727	(3)	9.8%
Robert J. Drummond	34,476		*
Dietmar Klenner	129,384	(4)	*
Ben Levitan	50,722		*
Raymond J. Oglethorpe	261,189	(5)	*
Parviz Tayebati	148,798		*
Patrick J. Zilvitis	120,051	(6)	*
Luc Many	391,328	(7)	*
Marianne Molleur	314,500		*
All directors and current executive officers as a group (8 persons)	4,847,347	(8)	12.0%

*	Less than 1%.
(1)	Based solely on information provided in (i) Schedule 13G filed with the SEC by Lewis Asset Management, Corp. on January 4, 2007, (ii) amendments to Schedule 13G filed with the SEC by Lewis Asset Management, Corp. from January 4, 2007 through February 29, 2008 and (iii) Form 4s filed with the SEC by Lewis Asset Management, Corp. through February 29, 2008.
(2)	Based solely on information provided in a Form 4 filed with the SEC by Empire Capital Management, L.L.C. on March 4, 2008, this number consists of (i) 2,418,538 shares owned directly by Empire Capital Partners, L.P., (ii) 2,229,822 shares owned directly by Empire Capital Partners, Ltd., (iii) 443,033 shares owned directly by Charter Oak Partners, L.P., (iv) 70,985 shares owned directly by Charter Oak Partners II, L.P. and (v) 17,622 shares owned by Charter Oak Master Fund, L.P. Empire Capital Management, L.L.C. is the investment manager of Empire Capital Partners, Ltd., Charter Oak Partners, L.P., Charter Oak Partners II, L.P. and Charter Oak Master Fund, L.P. and Empire Capital GP, L.L.C. is the general partner of Empire Capital Partners, L.P. Based solely on information provided in an amendment to Schedule 13G filed with the SEC by Mr. Scott Fine and Mr. Peter Richards on February 14, 2008, Mr. Fine and Mr. Richards are the managing members of Empire Capital Management, L.L.C. and Empire Capital GP, L.L.C. and may be deemed to be the beneficial owners of the shares owned by Empire Capital Partners, L.P., Empire Capital Partners, Ltd., Charter Oak Partners, L.P., Charter Oak Partners II, L.P. and Charter Oak Master Fund, L.P.
(3)	Includes 1,234,400 shares issuable upon exercise of Presently Exercisable Options and 21,154 shares issuable upon exercise of Presently Exercisable Warrants.
(4)	Includes 30,000 shares issuable upon exercise of Presently Exercisable Options.
(5)

Includes 83,500 shares issuable upon exercise of Presently Exercisable Options and 8,462 shares issuable upon exercise of Presently Exercisable Warrants. Also includes 20,200 shares held by the Oglethorpe

Family Limited Partnership (the “Partnership”). Mr. Oglethorpe is the General Partner of the Partnership and, by virtue of Mr. Oglethorpe’s voting and investment power over the shares held by the Partnership, Mr. Oglethorpe may be deemed to have beneficial ownership of such shares.

(6)	Includes 26,667 shares issuable upon exercise of Presently Exercisable Options.
(7)	Includes 200,850 shares issuable upon exercise of Presently Exercisable Options.
(8)	Includes 1,374,567 shares issuable upon exercise of Presently Exercisable Options and 29,616 shares issuable upon exercise of Presently Exercisable Warrants.

PROPOSAL NO. 1

TO FIX THE NUMBER OF DIRECTORS COMPRISING THE BOARD OF DIRECTORS AT SEVEN

The Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the number of directors comprising the Board of Directors shall be fixed by the shareholders of the Company at each annual meeting of shareholders. The number of directors must not be less than three or, in the event that there are less than three shareholders, must not be less than the number of shareholders. The Company is holding a special meeting of shareholders in lieu of an annual meeting of shareholders in 2008, and this matter will be acted upon by shareholders at the Meeting. At the special meeting of shareholders held last year, the number of directors comprising the Board of Directors was fixed at seven, which resulted in one vacancy on the Board of Directors. Since the special meeting of shareholders held last year, the Board of Directors, following a recommendation of the Governance, Nominating and Compensation Committee of the Board of Directors (the “GNC Committee”), elected Dr. Parviz Tayebati to the Board of Directors. By maintaining the size of the Board of Directors at seven directors, the Board of Directors will continue to be sufficiently sizeable to ensure diversity of experience and viewpoints of Board members and to be able to satisfy current and future corporate governance requirements without compromising the efficiency of the Board. The By-Laws permit the Board to expand the number of directors on the Board by vote of a majority of the directors then in office.

The Board of Directors recommends a vote FOR fixing the number of directors constituting the Board of Directors at seven.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Under the Company’s By-Laws, directors are elected to the Board of Directors to serve until the next annual meeting of shareholders following their election and until their successors have been chosen and qualified or until their earlier death, resignation or removal. The affirmative vote of the holders of a plurality of the votes cast in person or by proxy at an annual meeting of shareholders or special meeting held in lieu of an annual meeting by the shares entitled to vote is required for the election by shareholders of directors to the Board. The Board of Directors currently has the following seven members: Messrs. Mark W. Blodgett, Robert J. Drummond, Dietmar Klenner, Ben Levitan, Raymond J. Oglethorpe, Parviz Tayebati and Patrick J. Zilvitis.

The Board of Directors recommends that the seven nominees named below be elected to serve on the Board of Directors, each of whom is presently serving as a director. Shares of Common Stock represented by all proxies received and not marked so as to withhold authority to vote for any individual nominee or for all nominees will be voted for the election of the seven nominees named below. Each nominee has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee selected by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve. Shareholders may vote for no more than seven nominees for director.

Biographical and certain other information concerning the Company’s nominees for election to the Board of Directors is set forth below. Mark W. Blodgett, our President and Chief Executive Officer, is also the Chairman of the Board of Directors. However, the GNC Committee nominates an independent director to serve as the Lead Director if the Chairman of the Board is not an independent director. Mr. Raymond J. Oglethorpe has been designated by the independent directors to serve as Lead Director.

Information with respect to the number of shares of the Company’s Common Stock beneficially owned by each director as of February 29, 2008 appears above under the heading “Security Ownership of Certain Beneficial Owners and Management”. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

Nominees for Election to Board of Directors

Name	Position	Age
Mark W. Blodgett	President, Chief Executive Officer and Chairman of the Board	51
Robert J. Drummond	Director	64
Dietmar Klenner	Director	53
Ben Levitan	Director	46
Raymond J. Oglethorpe	Director	63
Parviz Tayebati	Director	47
Patrick J. Zilvitis	Director	65

Additional Information Regarding Nominees and Current Directors

Mark W. Blodgett currently serves as the President, Chief Executive Officer and the Chairman of the Board of the Company. Mr. Blodgett has been a member of the Board of Directors and an executive officer of the Company since 1989. Mr. Blodgett worked for a private merchant bank from 1988 until 1989, was Corporate Vice President at Drexel Burnham Lambert, Inc. from 1980 until 1988 and was an associate in the area of mergers and acquisitions for Citibank N.A. from 1979 until 1980. Mr. Blodgett is actively involved in the Young Presidents’ Organization and is on the Board of Trustees for the Boston Ballet and Pomfret School.

Robert J. Drummond was a co-founder of Epsilon Data Management, Inc., a marketing services firm and pioneer in the field of database marketing. During his almost thirty-year tenure at Epsilon Data Management, Mr. Drummond served in various executive officer positions, including President and Chief Executive Officer from 1992 until 1998. After the sale of Epsilon, Mr. Drummond served as the President and Chief Executive Officer of an early-stage company offering integrated CRM and data solutions to the restaurant and hospitality markets and as an Operating Partner with Advent International, a private equity firm. Mr. Drummond currently serves on the Board of Directors of three private technology companies and is on the Board of Trustees for Drexel University. Mr. Drummond has been a member of the Board of Directors of the Company since 2007.

Dietmar Klenner is a co-founder and, since March 2004, Managing Partner, of Argus Wealth Management AG. From July 2002 until February 2006, Mr. Klenner was Managing Partner of Meridian Global Advisors, which he also co-founded. From December 1989 until June 2002, Mr. Klenner worked for KS Securities Asset Management, which he co-founded and where he served as Chief Executive Officer and Managing Partner. Mr. Klenner has been a member of the Board of Directors of the Company since 2003.

Ben Levitan is currently a partner at In-Q-Tel, Inc., a strategic investor in promising technology companies that support the mission of the CIA and the intelligence community. From 2001 until December 2005, Mr. Levitan was the Chief Executive Officer of EnvoyWorldWide, Inc., a venture backed communications and notification company. From 1999 until 2001, Mr. Levitan was the Chief Operating Officer of Viant Corporation, a publicly traded internet professional services firm. Mr. Levitan has been a member of the Board of Directors of the Company since 2006.

Raymond J. Oglethorpe is currently President of Oglethorpe Holdings, LLC, a private investment company, and has served on the Board of Trustees of The George Washington University since 1999. Mr. Oglethorpe served as President of America Online, Inc. from 2000 until his retirement in 2002. Prior to that time, Mr. Oglethorpe was a senior vice president responsible for directing the technologies and member services organizations of America Online, Inc. Mr. Oglethorpe has been a member of the Board of Directors of the Company since 2000. Mr. Oglethorpe has been designated by the independent members of the Board of Directors as Lead Director of the Company.

Parviz Tayebati was the founder of AZNA LLC, a provider of lasers for the telecommunications market. Dr. Tayebati served as the Chairman and Chief Executive Officer of AZNA LLC from 2002 until 2007. After the sale of AZNA LLC, Dr. Tayebati was the manager of Spectrode LLC and he is currently the manager of Camros Capital. Prior to founding AZNA LLC, Dr. Tayebati worked for CoreTek Inc., which he also co-founded and where he served as Chief Executive Officer. Dr. Tayebati has been a member of the Board of Directors of the Company since 2007.

Patrick J. Zilvitis served as a consultant with Benchmarking Partners, a Boston based industry analysis and consulting firm from September 2001 until December 2006. Mr. Zilvitis served as the Chief Information Officer for Segway LLC on a consulting basis from September 2000 until June 2004. Mr. Zilvitis was employed by The Gillette Company from 1992 until 2000, where he served as the Chief Information Officer and Corporate Vice President. Since July 2000, Mr. Zilvitis has also served as a member of the Board of Directors of ANSYS, Inc., a publicly-traded engineering software company. Mr. Zilvitis has been a member of the Board of Directors of the Company since 2004.

The Board of Directors recommends a vote FOR the election of the nominees named in the table above as directors of the Company.

PROPOSAL NO. 3

REINCORPORATION FROM MASSACHUSETTS TO DELAWARE

General

The Board of Directors has approved and recommends to the shareholders a proposal to change the Company’s state of incorporation from the Commonwealth of Massachusetts to the State of Delaware (the “Reincorporation”). If our shareholders approve the Reincorporation in Delaware, we will accomplish the Reincorporation by domesticating in Delaware as provided in the Delaware General Corporation Law (the “DGCL”) and the Massachusetts Business Corporation Act (the “MBCA”).

The Reincorporation will not involve any change in the business, properties, corporate headquarters or management of the Company. The directors and officers of the Company immediately prior to the Reincorporation will serve as the directors and officers of the Company following the Reincorporation, and there will be no changes in the operations, assets, liabilities and obligations of the Company as a result of the Reincorporation.

A copy of the Plan of Domestication adopted by our Board of Directors (the “Plan of Domestication”) is attached as Appendix A. Approval of this Proposal No. 3 will constitute approval of the Plan of Domestication.

When the Reincorporation becomes effective, each outstanding share of the Company’s Common Stock will continue to be an outstanding share of the Company’s Common Stock, as incorporated in Delaware. At the same time, each outstanding option, right or warrant to acquire shares of the Company’s Common Stock will continue to be an option, right or warrant to acquire an equal number of shares of the Company’s Common Stock under the same terms and conditions. Furthermore, when the Reincorporation becomes effective, the Company will be governed by the Certificate of Incorporation (the “Delaware Charter”) attached hereto as Appendix B and by the Bylaws (the “Delaware Bylaws”) attached hereto as Appendix C. Approval of this Proposal No. 3 will constitute approval of the Delaware Charter and Delaware Bylaws. Following the Reincorporation, the Company will be governed by the DGCL instead of the MBCA. The Company’s current Articles of Organization (the “Massachusetts Charter”) and By-Laws (the “Massachusetts Bylaws”) will not be applicable to the Company upon completion of the Reincorporation.

Reasons for and Advantages of the Reincorporation in Delaware

The Board of Directors has requested shareholders to approve the Reincorporation for many reasons. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations have initially chosen Delaware as their state of incorporation or have subsequently reincorporated in Delaware. Furthermore, the Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations, thereby providing greater predictability with respect to legal affairs.

In the opinion of the Board of Directors of the Company, the Reincorporation in Delaware may provide the Company with more opportunities to raise capital. Also, many of our shareholders and investors are not based in the United States and they are more familiar with Delaware laws than with Massachusetts laws.

In the opinion of the Board of Directors of the Company, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL. Reincorporation from Massachusetts to Delaware also may make it easier to attract future candidates willing to serve on our Board of Directors because many of such candidates will already be familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

Plan of Domestication

The Plan of Domestication provides that the Company will reincorporate in Delaware and all operations, assets and liabilities of the Company, including obligations under outstanding indebtedness, contracts, options and warrants, will remain the same. Our existing Board of Directors and officers will continue to be our directors and officers following the Reincorporation for identical terms of office.

Each outstanding share of the Company’s Common Stock will remain unaffected by the Reincorporation. You will not have to exchange your existing stock certificates of the Company for new stock certificates. At the effective time of the Reincorporation, our Common Stock will continue to be traded on the Nasdaq Global Market, the Nasdaq Capital Market or other market or exchange on which shares of the Company’s Common Stock are listed or quoted for trading under the symbol “STKR.” There will be no interruption in the trading of the Company’s Common Stock as a result of the Reincorporation.

The Plan of Domestication was unanimously approved by the Board of Directors of the Company. Approval of the Reincorporation proposal (which constitutes approval of the Plan of Domestication) requires the affirmative vote of the holders of two-thirds of all of the votes entitled to be cast.

Effective Time

If approved by the requisite vote of the holders of shares of the Company’s Common Stock, it is anticipated that the Reincorporation will become effective at the time set forth in each of the Certificate of Conversion from a Non-Delaware Corporation to a Delaware Corporation to be filed with the Secretary of State of Delaware in accordance with the DGCL and the Articles of Charter Surrender to be filed with the Secretary of Commonwealth of the Commonwealth of Massachusetts in accordance with the MBCA. However, the Plan of Domestication may be terminated, deferred or abandoned by action of the Board of Directors of the Company at any time prior to the effective time of the Reincorporation, whether before or after the shareholders of the Company approve this proposal to effect the Reincorporation, if the Board of Directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation would be inadvisable or not in the best interests of the Company and its shareholders.

Effect of Not Obtaining the Required Vote for Approval

If the Reincorporation proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in Massachusetts.

Comparison of Shareholder Rights Before and After the Reincorporation

Because of differences between the MBCA and the DGCL, as well as differences between the Company’s charter and bylaws before and after the Reincorporation, the Reincorporation will effect some changes in the rights of the Company’s shareholders. Summarized below are the most significant differences between the rights of the shareholders of the Company before and after the Reincorporation, as a result of the differences among the MBCA and the DGCL, the Massachusetts Charter and the Delaware Charter, and the Massachusetts Bylaws and the Delaware Bylaws.

The summary below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences between the DGCL and the Delaware Charter and Delaware Bylaws, on the one hand, and the MBCA and the Massachusetts Charter and Massachusetts Bylaws, on the other hand. The summary below is qualified in its entirety by reference to the actual text of the MBCA, the Massachusetts Charter, the Massachusetts Bylaws, the DGCL, the Delaware Charter and the Delaware Bylaws.

Authorized Capital Stock

Massachusetts

The Company’s Massachusetts Charter authorizes 100,000,000 shares of Common Stock, of which 38,937,907 shares were issued and outstanding as of March 26, 2008. Under the MBCA, the holders of the Company’s Common Stock are entitled to one vote per share on all matters voted on by shareholders, including the election of directors. The holders of shares of the Company’s Common Stock are not entitled to any cumulative voting, conversion, redemption or preemptive rights.

Delaware

The Delaware Charter, which will be filed as a condition to the consummation of the Reincorporation, authorizes (i) 100,000,000 shares of Common Stock, $0.001 par value, and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value (the “Preferred Stock”). The Company’s Massachusetts Charter does not have any authorized preferred stock; therefore, the Company currently cannot issue shares of preferred stock unless the Company amends the Massachusetts Charter to authorize shares of preferred stock.

Under the Delaware Charter, the Board of Directors will have the authority to approve the issuance of all or any shares of the Preferred Stock in one or more series, to determine the number of shares constituting any series and to determine any voting powers, conversion rights, dividend rights, and other designations, preferences, limitations, restrictions and rights relating to such shares without any further authorization by the stockholders. The designations, preferences, limitations, restrictions and rights of any series of Preferred Stock designated by the Board of Directors will be set forth in an amendment to the Delaware Charter filed in accordance with the DGCL.

The Board of Directors elected to authorize Preferred Stock in the Delaware Charter because it believes it is advisable and in the best interests of the Company and its shareholders in order to facilitate the Company’s ability to raise capital, if and when necessary, and to pursue corporate opportunities, including acquisitions and joint ventures, without the delay and expense associated with obtaining special shareholder approval each time an opportunity requiring the issuance of shares of Preferred Stock may arise. The ability of the Board to determine the rights, preferences and limitations of the Preferred Stock, and the ability to issue the Preferred Stock, each without the need for further shareholder action, would provide the Board with flexibility in connection with possible investment activity and other corporate purposes. The Board of Directors would make a determination as to whether to approve the terms and issuance of any shares of Preferred Stock based on its judgment as to the best interests of the Company and its shareholders.

While the Company may consider issuing Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions or other related corporate transactions, the Company presently has no plans, agreements or understanding with any person to effect any such issuance, and the Company may never issue any Preferred Stock. Therefore, the terms of any Preferred Stock that may be issued in the future cannot be stated. However, it is likely that the terms and conditions of any Preferred Stock, as designated in an amendment to the Delaware Charter, would include preferences and rights superior to those of the holders of Common Stock. Such terms might include special voting rights, special conversion rights and redemption or other rights which may, among other things, provide the holders of Preferred Stock with a disproportionate share of earnings distributed by way of dividends or of the proceeds of a sale or liquidation of the Company as well as disproportionate rights of approval with respect to certain kinds of transactions, compared to those of the holders of Common Stock.

Under the Delaware Charter and the DGCL, the holders of shares of the Company’s Common Stock following the Reincorporation will be entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. The holders of shares of the Company’s Common Stock will not have any cumulative voting, conversion, redemption or preemptive rights. The holders of shares of the Company’s

Common Stock will be entitled to such dividends as may be declared from time to time by the Company’s Board of Directors from funds lawfully available therefor, and upon liquidation will be entitled to receive pro rata all assets of the Company available for distribution to such holders, in each case subject to any preferential or other rights of any then outstanding Preferred Stock.

Number of Directors; Election; Removal; Filling Vacancies

Massachusetts

The Massachusetts Bylaws provide that the shareholders of the Company must fix the number of directors and elect the number of directors so fixed at each annual meeting of shareholders, and the number of directors may not be less than three, or less than the number of shareholders if the number of shareholders is less than three. The Board of Directors may be enlarged by the shareholders at any meeting or by vote of a majority of the directors then in office. Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by the shareholders or by a majority of the Board of Directors. A director may be removed from office (i) with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of directors, or (ii) for cause by vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

Delaware

The Delaware Charter and Delaware Bylaws provide that the number of directors will be fixed from time to time by action of the Board of Directors. The directors are elected by the stockholders at the annual meeting and all directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. The Delaware Charter and Delaware Bylaws provide that any director may be removed with or without cause by the affirmative vote of the holders of at least 75% of the votes which all stockholders would be entitled to cast in an election of directors. Unlike under the Massachusetts Bylaws, the directors do not have the power to remove a director. Any vacancy created as a result of the removal of a director or a vacancy resulting from an enlargement of the board may be filled only by the vote of a majority of the remaining directors then in office. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders at which directors are elected.

Cumulative Voting for Directors

Massachusetts

Massachusetts law permits cumulative voting for directors only if provided in the articles of organization. The Massachusetts Charter does not provide for cumulative voting rights.

Delaware

Delaware law permits cumulative voting if provided in the certificate of incorporation. The Delaware Charter does not provide for cumulative voting rights.

Business Combinations with Interested Shareholders

Massachusetts

The MBCA does not have any provisions governing transactions with large or significant shareholders. However, under Chapter 110D of the Massachusetts General Laws, Massachusetts regulates “control share acquisitions”, which are defined as the acquisition by any person of beneficial ownership of shares of an issuing public corporation, which, but for the provisions of Chapter 110D, would have voting rights and which, when added to all other shares of the corporation owned by such person, would entitle the person to vote shares of the corporation having voting power in the election of directors within any of the following ranges of voting power (i) one-fifth or more but less than one-third of all voting power, (ii) one-third or more but less than a majority of all voting power, or (iii) a majority or more of all voting power. A person who has made a control share acquisition may deliver to the corporation a control acquisition statement containing, among other things, the identity of the person making the control share acquisition, the number of shares of the corporation beneficially owned by such person and the number of shares of the corporation acquired or proposed to be acquired by such person pursuant to the control share acquisition.

The control share acquisition statute provides that any shares acquired in a control share acquisition will have the same voting rights as all other shares of the same class or series of the corporation only to the extent authorized by vote of the shareholders of the corporation at an annual or special meeting of shareholders. The authorization requires the affirmative vote of the holders of a majority of all of the shares entitled to vote generally in the election of directors, excluding interested shares. If the articles of organization or bylaws of the corporation provide, the corporation may redeem, without the agreement of the person making the control share acquisition, all of the shares acquired by the person in the control share acquisition for fair market value if (i) the person did not deliver a control acquisition statement to the corporation or (ii) a control acquisition statement was delivered and voting rights were not authorized for the shares by the shareholders of the corporation.

An acquisition of shares pursuant to a tender offer, merger or consolidation, if such transaction is pursuant to an agreement to which the corporation is a party, and an acquisition directly from the corporation, are not included in the definition of control share acquisition. The control share acquisition statute is only applicable to a corporation that has (i) two hundred or more shareholders of record, (ii) its principal executive office or substantial assets within Massachusetts, and (iii) either more than 10% of its shareholders of record residing in Massachusetts or more than 10% of its issued and outstanding shares owned of record by residents of Massachusetts.

Delaware

Following the Reincorporation, the Company will be governed by Section 203 of the DGCL. Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, and (b) the affiliates and associates of any such person.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the corporation’s certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Delaware Charter does not exclude the Company from the restrictions imposed under Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring the Company to negotiate in advance with the Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Limitation of Liability of Directors

Massachusetts

The MBCA authorizes a Massachusetts corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation for monetary damages for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any improper distributions to shareholders under Section 6.40 of the MBCA, or (iv) any transaction from which the director derived an improper personal benefit. The Massachusetts Charter limits the liability of the Company’s directors in accordance with the MBCA.

Delaware

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for certain breaches of the director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) declaration of unlawful dividends or illegal redemptions or stock repurchases, or (iv) any transaction from which the director derived an improper personal benefit.

The Delaware Charter provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duties, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any beach of fiduciary duty as a director. No amendment to that provision of the Delaware Charter will have any effect on the liability of any director of the Company with respect to acts occurring prior to the amendment.

Indemnification of Officers and Directors

Massachusetts

The MBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director or officer against liability incurred if (i) he acted in good faith, (ii) he reasonably believed his conduct was in the best interests of the corporation or was not opposed to the best interests of the corporation, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The MBCA also provides that a corporation must indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Massachusetts Charter and Massachusetts Bylaws provide that the Company must indemnify its directors and officers against all expenses incurred in any proceedings in which they were involved as a result of their service as a director or officer, except that no indemnification is allowed (i) for a matter as to which it is determined that the officer or director did not act in good faith and in the reasonable belief that his action was in the best interests of the Company, (ii) with respect to a criminal matter with respect to which the officer or director had reasonable cause to believe that his conduct was unlawful, or (iii) if the individual is adjudged to have received an improper personal benefit. In addition, the Company is required to advance expenses incurred by an officer or director in defending any proceeding in advance of final disposition of the proceeding upon receipt of a written undertaking from the officer or director to repay such amount if he is determined under the Massachusetts Charter or Massachusetts Bylaws, or adjudicated, to be ineligible for indemnification.

Delaware

The DGCL provides that indemnification may not be made for any matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

The Delaware Charter provides that the Company shall indemnify each person who is a party or threatened to be made a party to any proceeding by reason of the fact that he is a director or officer of the Company, or if he served in a similar capacity for another entity at the request of the Company, against all expenses incurred by the individual in connection with the proceeding provided that the individual acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Company and with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company shall also indemnify an officer or director on the same terms and conditions who is made a party or threatened to be made a party to any action or suit brought by or in the right of the Company to procure a judgment in the Company’s favor. The Delaware Charter also provides that the Company must advance expenses to any officer or director who is made a party to a proceeding in his capacity as such in advance of the final disposition of the proceeding so long as the officer or director undertakes to repay all amounts so advanced in the event that it is ultimately determined that the individual is not entitled to be indemnified by the Company.

Special Meetings of Shareholders

Massachusetts

Under the MBCA, a special meeting of shareholders may be called (i) by the board of directors of the corporation, (ii) in the case of a corporation other than a public corporation, by the shareholders holding at least 10% (or a lesser percentage established in the articles of organization) of all the votes entitled to be cast on any issue to be considered at the proposed meeting, and (iii) in the case of a public corporation, unless otherwise provided in the articles of organization or bylaws, by the shareholders holding at least 40% of the votes entitled to be cast on any issue to be considered at the proposed meeting.

The Massachusetts Bylaws provide that special meetings of shareholders may be called (i) by the Chairman of the Board of Directors or a majority of the directors, and (ii) upon written application of shareholders who hold at least 50% of the outstanding capital stock entitled to vote at such meeting.

Delaware

Under the DGCL, a special meeting of stockholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The Delaware Bylaws provide that a special meeting may be called at any time by (i) the Company’s Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer or President, and (iv) upon the written demand of the holders of at least a majority of all the votes entitled to be cast on any issues to be considered at the proposed special meeting.

Amendment or Repeal of the Certificate of Incorporation

Massachusetts

Under the MBCA, any amendments to the articles of organization must be adopted by the board of directors and, unless a greater percentage is required by the articles of organization or the bylaws, the amendment must generally be approved by the holders of two-thirds of all the shares entitled to vote on the matter. If the amendment relates solely to (i) an increase or reduction in the corporation’s capital stock of any class or series then authorized, (ii) a change in the corporation’s authorized shares into a different number of shares or the exchange thereof pro rata for a different number of shares of the same class or series, or (iii) a change of the corporation’s corporate name, the required vote shall be a majority instead of two-thirds. The Massachusetts Charter and the Massachusetts Bylaws do not contain a greater percentage requirement for the adoption of amendments to the Massachusetts Charter.

Delaware

Under the DGCL, unless the certificate of incorporation otherwise provides, amendments to the certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares, or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series also would have to approve the amendment. The Delaware Charter may be amended upon the approval of the holders of a majority of the outstanding stock of the Company, provided that any amendments to Article Sixth of the Delaware Charter, which deals with amendments to the Delaware Bylaws, and Article Ninth of the Delaware Charter, which deals with the Board of Directors and the management of the Company, must be approved by the affirmative vote of the holders of at least 75% of the votes entitled to vote in an election of directors.

Amendment to Bylaws

Massachusetts

The MBCA and the Massachusetts Bylaws provide that the shareholders have the power to make, amend or repeal the bylaws. If authorized in the articles of organization, or in the bylaws pursuant to authorization in the articles or organization, the Board of Directors may also make, amend, or repeal the bylaws, except with respect to any provision of the bylaws which by virtue of an express provision in the MBCA, the articles of organization, or the bylaws, requires action by the shareholders. If the Board of Directors amends the bylaws, notice must be delivered to the shareholders explaining the amendment to the bylaws and any action taken by the Board of Directors with respect to the bylaws may be amended or repealed by the shareholders.

Delaware

Under the DGCL, directors may amend the bylaws of a corporation only if such right is expressly conferred upon the directors in its certificate of incorporation. The Delaware Charter provides that the Board of Directors has the power to adopt, amend, alter or repeal the Delaware Bylaws and that the Delaware Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors.

Merger with Subsidiary

Massachusetts

The MBCA provides that a parent corporation may merge into a subsidiary of which it holds at least 90% of the voting power of each class and series of outstanding shares, and the subsidiary may merge into the parent, without the approval of the board of directors or shareholders of the subsidiary, unless the articles of organization of any of the corporations otherwise provide or, in the case of a foreign subsidiary, unless approval by the board of directors or shareholders is required by the laws under which the subsidiary is organized. If approval of a merger is not required by the subsidiary’s shareholders, the parent corporation shall, within 10 days after the merger, notify each shareholder of the subsidiary that the merger has become effective.

Delaware

The DGCL provides that a parent corporation who owns at least 90% of the outstanding shares of each class of a subsidiary may merge into the subsidiary, and the subsidiary may merge into its parent, without the approval of the stockholders of the subsidiary by filing a certificate of ownership and merger that includes a copy of the resolution of its board of directors approving the merger.

Committees of the Board of Directors

Massachusetts

The MBCA provides that the board of directors of a corporation may create one or more committees which may generally exercise the authority of the board of directors provided that a committee may not authorize distributions, approve or propose to shareholders action that the MBCA requires be approved by shareholders, change the number of the board of directors, remove directors from office or fill vacancies on the board of directors, amend the articles of organization, adopt, amend or repeal bylaws, or authorize or approve reacquisitions of shares, except according to a formula or method prescribed by the board of directors.

Delaware

The DGCL provides that the board of directors may delegate certain of its duties to one or more committees elected by a majority of the board. A Delaware corporation can delegate to a committee of the board of directors, among other things, the responsibility of nominating candidates for election to the office of director, to fill vacancies on the board of directors, to reduce earned or capital surplus, and to authorize the acquisition of the corporation’s own stock. In addition, if the corporation’s certificate of incorporation or bylaws, or the resolution of the board of directors creating the committee so permits, a committee of the board of directors may declare dividends and authorize the issuance of stock.

Mergers and Acquisitions

Massachusetts

Under the MBCA, a merger, share exchange and sale of all or substantially all of the assets of a corporation must be approved by the board of directors and, unless a greater percentage vote is required by the articles of organization, bylaws or the board of directors, the merger, share exchange or sale of assets must be approved by two-thirds of all the shares entitled to vote on the matter. The articles of organization may provide for a lesser vote than two-thirds but not less than a majority of the shares entitled to vote on the matter. The Massachusetts Charter does not provide for a lower voting threshold by the shareholders in the case of a merger, share exchange or sale of substantially all of the assets of the Company.

Approval of a merger or share exchange by the shareholders of a corporation is not required if (i) the corporation will survive the merger or is the acquiring corporation in a share exchange, (ii) except for certain permitted amendments, the corporation’s articles of organization will not be changed, (iii) each shareholder of the corporation whose shares were outstanding immediately before the effective date of the merger or share exchange will hold the same number of shares, with identical preferences, limitations, and relative rights, immediately after the effective date of change, and (iv) the shares of any class or series of stock of the corporation to be issued or delivered pursuant to the plan of merger does not exceed 20% of the shares of such corporation of the same class or series outstanding immediately before the effective date of the merger.

Delaware

Under the DGCL, a merger, consolidation, sale of all or substantially all of a corporation’s assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote. No vote of stockholders of a constituent corporation surviving a merger, however, is required (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation; (ii) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger.

Preemptive Rights

Massachusetts

Under the MBCA, the shareholders of a corporation do not have preemptive rights to acquire the corporation’s unissued shares except as provided in the articles of organization or any contract to which the corporation is a party. The Massachusetts Charter does not provide for preemptive rights.

Delaware

Under Delaware law, stockholders do not have preemptive rights unless such rights are specifically granted in the certificate of incorporation. The Delaware Charter does not provide for preemptive rights.

Transactions with Officers and Directors

Massachusetts

The MBCA provides that a transaction in which a director has a material direct or indirect interest is not voidable by the corporation solely because of the director’s interest in the transaction if any one of the following is true: (i) the material facts of the transaction and the director’s interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved, or ratified the transaction, (ii) the material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction, or (iii) the transaction was fair to the corporation.

Delaware

The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have a financial interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board of directors or a committee which authorizes the contract or transaction if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum, (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Stock Redemptions and Repurchases

Massachusetts

Under the MBCA, a corporation may acquire its own shares and such shares constitute authorized but unissued shares.

Delaware

Under the DGCL, a corporation may purchase or redeem its own shares of capital stock, except when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

Proxies

Massachusetts

Under the MBCA, unless otherwise provided in the appointment form, a proxy executed by a shareholder will remain valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt.

Delaware

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years unless the proxy provides for a longer period.

Consideration for Stock

Massachusetts

Under the MBCA, the board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation.

Delaware

Under the DGCL, a corporation may accept as consideration for its stock a combination of cash, property or benefit to the corporation, the total of which must equal at least the par value of the issued stock, as determined by the board of directors.

Shareholders Rights to Examine Books and Records

Massachusetts

The MBCA provides that upon five business days written notice a shareholder of a corporation is entitled to inspect and copy, during regular business hours at the office where they are maintained, copies of any of the following records of the corporation: (i) articles of organization, (ii) bylaws, (iii) resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their rights and preferences, (iv) minutes and written consents of all shareholders’ meetings for the past three years, (v) all written communications to shareholders generally within the past three years, including financial statements furnished to shareholders, (vi) a list of the names and business addresses of the corporation’s current directors and officers, and (vii) the corporation’s most recent annual report delivered to the secretary of state.

If the shareholder makes his demand in good faith and for a proper purpose, describes with reasonable particularity his purpose and the records he desires to inspect, the records are directly connected with his purpose, and the corporation does not determine in good faith that disclosure of the records would adversely affect the corporation in the conduct of its business or constitute material non-public information in the case of a public corporation, then a shareholder may also inspect and copy, upon five business days written notice (i) excerpts from minutes of meetings or actions without a meeting of the board of directors or shareholders, (ii) accounting records of the corporation, and (iii) a list of the shareholders of the corporation showing their names, addresses and the number and class of shares held by each.

Delaware

The DGCL provides that any stockholder of record may, upon written demand, inspect and copy during usual hours of business the corporation’s stock ledger, a list of its stockholders and its other books and records for any proper purpose. If management of the corporation refuses, the stockholder can compel release of the books and records by court order.

Appraisal and Dissenters’ Rights

Massachusetts

Under the MBCA, a shareholder is entitled to appraisal rights and to obtain payment of the fair value of his shares in the event of any of the following corporate actions (except for certain limited exceptions): (i) a merger, (ii) a share exchange, (iii) a sale of all or substantially all of the property of the corporation, (iv) an amendment to the articles of organization that materially and adversely affects the rights of a shareholder with respect to his shares, (v) an amendment of the articles of organization or bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration of the shares held by the shareholder in a manner that is materially adverse to the ability of the shareholder to transfer his shares, (vi) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that shareholders are entitled to appraisal, (vii) the conversion of the corporation to nonprofit status, or (viii) the conversion of the corporation into a form of other entity.

If proposed corporate action requiring appraisal rights is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to his shares must (i) deliver written notice to the corporation before the vote is taken of his intent to demand payment if the proposed action is effectuated, and (ii) not vote any shares in favor of the proposed action. The corporation is required to pay fair value to a shareholder exercising appraisal rights for the shares held by such shareholder. If fair value is unsettled, the MBCA provides for resolution of fair value in a single equitable proceeding in a court in the county in Massachusetts where the corporation’s principal office or registered office is located.

Delaware

Under the DGCL, stockholders have appraisal rights, in the event of certain corporate actions such as a merger or consolidation. These rights include the right to dissent from voting to approve such corporate action, and to demand fair value for the shares of the dissenting stockholder. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders meeting, a stockholder who wishes to assert dissenters’ rights must (i) deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effected, and (ii) not vote his shares in favor of the proposed action. If fair value is unsettled, the DGCL provides for the dissenter and the company to petition the Court of Chancery.

Dividends

Massachusetts

The MBCA provides that a corporation may make distributions to its shareholders provided that no distribution may be made if after giving it effect (i) the corporation would not be able to pay its existing and reasonably foreseeable debts, liabilities and obligations as they become due, or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation would be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Delaware

The DGCL provides that a corporation may pay dividends out of surplus, out of the corporation’s net profits for the preceding fiscal year, or both, provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation’s stock having a distribution preference.

Corporate Action Without a Shareholder Meeting

Massachusetts

The MBCA permits corporate action without a meeting of shareholders upon the written consent of (i) all shareholders entitled to vote on the action, or (ii) to the extent permitted by the articles of organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. If action is taken by written consent of shareholders without a meeting, at least seven days before the action pursuant to the consent is taken, the corporation must give notice of the action to all nonvoting shareholders and to all shareholders who did not consent to the action. The Massachusetts Bylaws provide that any action that may be taken at a meeting of shareholders may be taken by the shareholders without a meeting if all shareholders entitled to vote on the matter consent to the action in writing.

Delaware

The DGCL permits corporate action without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation expressly provides otherwise. In the event such proposed corporate action is taken without a meeting by less than the unanimous written consent of stockholders, the DGCL requires that prompt notice of the taking of such action be sent to those stockholders who have not consented in writing. The Delaware Bylaws provide that stockholders may approve a matter without a meeting if the holders having not less than the minimum number of votes that would be necessary to authorize or take such action consent to such action in writing.

REGULATORY APPROVALS

The Company expects the Reincorporation to become effective upon the filing of the Delaware Charter and the Certificate of Conversion from a Non-Delaware Corporation to a Delaware Corporation with the Secretary of State of the State of Delaware and the filing of Articles of Charter Surrender with the Secretary of Commonwealth of the Commonwealth of Massachusetts.

STOCK CONSEQUENCES

After the Reincorporation, the Company will continue to be a publicly-held company, the shares of Common Stock of the Company will continue to be traded on the Nasdaq Global Market, the Nasdaq Capital Market or other market or exchange on which shares of the Company’s Common Stock are listed or quoted for trading under the symbol “STKR”, and the Company will continue to file periodic reports and other documents with the Securities and Exchange Commission and provide to its shareholders the same types of information that the Company has previously filed and provided. Shareholders whose Common Stock is freely tradable before the Reincorporation will have freely tradable shares of the Company’s Common Stock. Shareholders holding restricted shares of Common Stock will continue to hold shares of Common Stock which are subject to the same restrictions on transfer as those to which their shares of Common Stock are presently subject. In summary, the Company and its shareholders will be in the same respective positions under the federal securities laws after the Reincorporation as were the Company and its shareholders prior to the Reincorporation.

ABANDONMENT, DEFERRAL AND AMENDMENT

Notwithstanding a favorable vote of the shareholders, the Company reserves the right, by action of the Company’s Board of Directors, to abandon the Reincorporation prior to effectiveness of the Reincorporation or to amend the Plan of Domestication if it determines that such abandonment or amendment is in the best interests of the Company. The Company also reserves the right, by action of the Company’s Board of Directors, to defer the Reincorporation for a reasonable period of time if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company. The Plan of Domestication, however, may not be amended after shareholder approval if such amendment would have a material adverse effect on the rights of such shareholders or violate applicable law. The Company’s Board of Directors has made no determination as to any circumstances which may prompt a decision to abandon or defer the Reincorporation.

RECOMMENDATION OF THE BOARD

Pursuant to the MBCA, this proposal to reincorporate the Company in Delaware pursuant to the Plan of Domestication must be approved by the affirmative vote of the holders of two-thirds of the shares entitled to vote on the matter.

The Company’s Board of Directors recommends a vote FOR the reincorporation of the Company from Massachusetts to Delaware.

PROPOSAL NO. 4

AMENDMENT OF 2000 EMPLOYEE STOCK PURCHASE PLAN

General

StockerYale’s 2000 Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board of Directors and approved by the shareholders in May 2000. A total of 200,000 shares of the Company’s Common Stock, as adjusted, were initially reserved for issuance thereunder. An amendment was adopted by the Board of Directors on June 26, 2001. As of February 29, 2008, 66,460 of the shares reserved for issuance under the ESPP (without giving effect to the proposed amendment) had been issued.

The Board of Directors believes that it is in the best interest of the Company to provide employees with an opportunity to purchase the Company’s Common Stock through payroll deductions. Accordingly, on March 5, 2008, the Board of Directors approved, subject to shareholder approval, an amendment to the ESPP to increase the number of shares reserved for issuance under the ESPP from 200,000 shares, as adjusted, to 300,000 shares (subject to adjustment for certain changes in the Company’s capitalization).

Summary of the ESPP

The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Appendix D to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the ESPP may be obtained by making a written request to the Chief Financial Officer of the Company.

Purpose

The purpose of the ESPP is to provide employees of the Company, and of any majority-owned subsidiaries designated by the Board of Directors, who participate in the ESPP with an opportunity to purchase the Company’s Common Stock through payroll deductions.

Administration

The ESPP is currently being administered by the Board of Directors, although that body may appoint a person or persons to perform that function (the “Administrator”). All questions of interpretation or application of the ESPP are determined in the sole discretion of the Administrator, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the ESPP.

Eligibility; Participation

Any person who is employed by the Company (or by any subsidiary designated by the Board of Directors) (a) for at least 20 hours per week and (b) on the first day of an Offering Period (as defined below) is eligible to participate in the ESPP. As of February 29, 2008, approximately 182 employees were eligible to participate in the ESPP.

Eligible employees become participants in the ESPP by completing and delivering a payroll deduction authorization. An employee who becomes eligible to participate in the ESPP after the commencement of an Offering Period may not participate in the ESPP until the commencement of the next offering period.

Offerings

The ESPP was originally implemented with consecutive six-month offering periods. The initial Offering Period began on July 1, 2000 and ended on December 31, 2000. Each subsequent Offering Period commenced on the date immediately following the end of the preceding Offering Period and ended on the last day of the sixth full month thereafter. Each such period is referred to as an “Offering Period.” The Administrator has the power to alter the duration of an Offering Period without shareholder approval provided that no Offering Period shall exceed 24 months in duration.

Purchase Price

The purchase price per share at which shares are purchased under the ESPP is the lower of 85% of the fair market value of a share of the Company’s Common Stock on (a) the first day of business of an Offering Period or (b) the last business day of the Offering Period. The fair market value of the Company’s Common Stock on a given date is equal to its closing price on the Nasdaq Global Market, the Nasdaq Capital Market or other market or exchange on which shares of the Company’s Common Stock are listed or quoted for trading on such date.

Payment of Purchase Price; Payroll Deductions

ESPP shares are purchased with funds that are accumulated through payroll deductions during the Offering Period. The deductions may not exceed 10% of a participant’s eligible Compensation, as that term is defined in the ESPP. Except as may be determined by the Administrator in advance of any Offering Period, a participant may not increase or decrease payroll deductions during an Offering Period. However, a participant may increase or decrease payroll deductions for the next offering for which he is eligible by completing and delivering a new payroll deduction authorization at least 15 days prior to the commencement of the next Offering Period.

All payroll deductions are credited to the participant’s account under the ESPP and no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

Purchase of Stock; Exercise of Option

At the beginning of each Offering Period, each participating employee is in effect granted an option to purchase shares of Common Stock. The maximum number of shares placed under option to a participant in an Offering Period is $12,500 divided by the closing price of the Company’s Common Stock on the first day of such Offering Period.

Withdrawal

A participant may terminate his or her participation in the ESPP at any time prior to the end of an Offering Period. All of the participant’s accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current Offering Period will be automatically terminated. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the ESPP during the applicable open enrollment period preceding the commencement of a subsequent Offering Period. A participant’s withdrawal from the ESPP during an Offering Period does not have any effect upon such participant’s eligibility to participate in subsequent Offering Periods under the ESPP.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the participant’s designated beneficiary.

Capital Changes

If any change is made in the capitalization of the Company, such as stock splits or stock dividends, appropriate adjustments will be made in the number of shares approved for the ESPP and subject to purchase and such other adjustments deemed equitable by the Administrator.

Amendment and Termination of the ESPP

The Board of Directors may at any time amend or terminate the ESPP. No amendment may be made to the ESPP without prior approval of the shareholders of the Company where such approval is necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., if such amendment would increase the number of shares reserved under the ESPP or modify the eligibility requirements) and in no event may any amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code.

Certain Federal Income Tax Information

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the offering date and more than one year after the purchase date, the excess of the fair market value of the shares at the time of such disposition over the purchase price will be treated as capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP, is not intended to be complete, and does not discuss the income tax laws of any municipality, state or foreign country.

Participation in the ESPP

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP.

The Board of Directors recommends a vote FOR the amendment of the 2000 Employee Stock Purchase Plan.

PROPOSAL NO. 5

TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION OR ARTICLES OF ORGANIZATION, AS THE CASE MAY BE, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-8, INCLUSIVE, WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S SHAREHOLDERS

General

The Company may consider effecting a reverse stock split on or prior to the date of the Company’s next annual meeting of shareholders following the Meeting if such action is deemed appropriate and in the best interests of the Company and its shareholders. Such action may be taken, among other reasons, in order to preserve the listing of the Company’s Common Stock on the Nasdaq Global Market or the Nasdaq Capital Market, to meet listing requirements for other trading markets or exchanges, or for reasons related to capital markets generally, including attracting institutional investors. Given the time and expense associated with convening a special meeting of shareholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Company’s shareholders to seek approval and authorization of a reverse stock split at the Meeting. If this proposal is approved by the Company’s shareholders at the Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a reverse stock split, within the parameters of the authority granted at the Meeting, at any time on or prior to the date of the Company’s next annual meeting of shareholders following the Meeting, without seeking further approval or authorization of the Company’s shareholders.

The Company’s shareholders are being asked to approve the reverse stock split proposal at the ratio of between 1-for-2 and 1-for-8, inclusive. The Board of Directors has adopted a resolution, (i) declaring the advisability of amending the Company’s Delaware Charter or Massachusetts Charter, as the case may be, to effect a reverse stock split by a ratio of between 1-for-2 and 1-for-8, inclusive, subject to shareholder approval, and (ii) authorizing any other action it deems necessary or appropriate to effect such a reverse stock split, without further approval or authorization of the Company’s shareholders, at any time on or prior to the date of the Company’s next annual meeting of shareholders following the Meeting. The Board of Directors may subsequently effect, in its discretion, a reverse stock split within the range approved by the shareholders based on its determination that such reverse stock split is appropriate and in the best interests of the Company and its shareholders.

If approved by the Company’s shareholders, and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its shareholders, the proposed reverse stock split could become effective on any date selected by the Board of Directors on or prior to the date of the Company’s next annual meeting of shareholders following the Meeting. The Board of Directors may only effect one of the proposed reverse stock splits within the range approved. Any reverse stock split effected by the Board of Directors shall be with respect to a whole number of shares of Common Stock only (i.e., 1-for-2, 1-for-3, 1-for-4, etc.). Moreover, the Board of Directors reserves the right, even after shareholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its shareholders. If the reverse stock split approved by the shareholders is subsequently not implemented by the Board of Directors and effected by the date of the next annual meeting of shareholders following the Meeting, the proposal will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek shareholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s shareholders and thereafter implementation by the Board of Directors, upon filing of an amendment to (i) the Company’s Delaware Charter with the Secretary of State of the State of Delaware or (ii) the Company’s Massachusetts Charter with the Secretary of Commonwealth of the Commonwealth of Massachusetts, as the case may be, the reverse stock split would be effective in accordance with such amendment.

Reasons for the Proposed Reverse Split

The primary reason for implementing a reverse split would be to attempt to increase the per share market price of the Common Stock. In recent years, including currently, the closing bid price for the Company’s Common Stock has remained below $1.00 per share for extended periods. Each of the Nasdaq Global Market and the Nasdaq Capital Market requires a minimum bid price per share of $1.00 for continued listing. The Board of Directors anticipates that a reverse split, if implemented, would have the effect of increasing, proportionately, the per share trading price of the Company’s Common Stock, which could result in a share price high enough to maintain compliance with the Nasdaq Global Market or the Nasdaq Capital Market minimum price requirement. There can be no assurance, however, that the Company would be able to maintain the listing of the Company’s Common Stock on the Nasdaq Global Market or the Nasdaq Capital Market even if a reverse split results in a bid price for the Company’s Common Stock that exceeds $1.00 per share.

The Board of Directors believes that the current low price of the Company’s Common Stock, which it believes is due in part to the overall weakness in the economy in general and in the market for small and microcap companies in particular, has had a negative effect on the marketability of the issued and outstanding shares, the amount and percentage of transaction costs paid by individual shareholders and the potential ability of the Company to raise capital by issuing additional shares of its Common Stock. The Board believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company’s Common Stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company’s share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Company’s Common Stock.

The Board of Directors anticipates that a reverse split would result in an increased per share bid price for the Company’s Common Stock. The Board also believes that the decrease in the number of shares of the Company’s Common Stock outstanding as a consequence of a reverse split, and the anticipated related increase in the price of the Company’s Common Stock, could encourage interest in the Company’s Common Stock and possibly promote greater liquidity for the Company’s shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after a reverse split. In addition, although any increase in the market price of the Company’s Common Stock resulting from a reverse split may be proportionately less than the decrease in the number of outstanding shares, a reverse split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

There can be no assurances, however, that if a reverse split were implemented, the foregoing events would occur, or that the market price of the Company’s Common Stock immediately after such a reverse split would be maintained for any period of time. Moreover, there can be no assurance that the market price of the Company’s Common Stock after a reverse split would adjust to reflect the conversion ratio (e.g., if the market price is $0.50 before a reverse split and the ratio is one (1) share for every five (5) shares outstanding there can be no assurance that the market price for such share immediately after the reverse split would be $2.50 (5 x $0.50)); or that the market price following a reverse split would either exceed or remain in excess of the then current market price.

Principal Effects of the Proposed Reverse Split

If the proposed reverse stock split is approved at the Meeting and the Board of Directors determines that a reverse stock split is appropriate and in the best interests of the Company and its shareholders and elects to effect a reverse stock split, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the reverse split, into the proportionate number of shares of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options and warrants issued by the Company would be reduced proportionately and the respective exercise prices would be increased proportionately.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below.

The par value of the Company’s Common Stock would remain unchanged at $.001 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the Meeting and effected by the Board of Directors, the Board of Directors would fix a record date for the determination of shares subject to the reverse split. As of March 26, 2008, the record date for the Meeting, there were 38,937,907 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing shareholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board of Directors.

If the proposed reverse split is approved at the Meeting and effected by the Board of Directors, some shareholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those shareholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

If a reverse split is approved by the requisite vote of the shareholders, shareholders have no right under the DGCL, the MBCA, the Delaware Charter, the Delaware Bylaws, the Massachusetts Charter or the Massachusetts Bylaws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the Meeting and effected by the Board of Directors, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of a reverse split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a reverse split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a reverse split will vary among shareholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of the Company’s Common Stock in exchange for their old shares of the Company’s Common Stock. The Company believes that because a reverse split would not be part of a plan to increase periodically a shareholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse split would likely have the following federal income tax effects:

A shareholder who receives solely a reduced number of shares of the Company’s Common Stock would not recognize gain or loss. In the aggregate, such a shareholder’s basis in the reduced number of shares of the Company’s Common Stock would equal the shareholder’s basis in its old shares of the Company’s Common Stock.

A shareholder who receives cash in lieu of a fractional share as a result of the reverse split would generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution would be taxed as either a distribution under Section 301 of the Code or an exchange to such shareholder, depending on that shareholder’s particular facts and circumstances. Generally, a shareholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder’s basis in the fractional share. In the aggregate, such a shareholder’s basis in the reduced number of shares of the Company’s Common Stock will equal the shareholder’s basis in its old shares of the Company’s Common Stock decreased by the basis allocated to the fractional share for which such shareholder is entitled to receive cash.

The Company would not recognize any gain or loss as a result of a reverse split.

Board Discretion to Implement the Reverse Stock Split

If the proposed reverse split is approved at the Meeting, the Board of Directors may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, at any time prior to the date of the Company’s next annual meeting of shareholders following the Meeting, authorize the reverse split and file the amendment to (i) the Company’s Delaware Charter with the Secretary of State of the State of Delaware or the (ii) the Company’s Massachusetts Charter with the Secretary of Commonwealth of the Commonwealth of Massachusetts, as the case may be. The form of amendment to the Company’s Delaware Charter is attached as Appendix E and the form of amendment to the Company’s Massachusetts Charter is attached as Appendix F to this Proxy Statement and would be tailored to (i) the specific reverse split ratio to be effected and (ii) the specific requirements of any pre-printed form of the State of Delaware or the Commonwealth of Massachusetts, as the case may be, but in any event will contain the substance included on Appendix E or Appendix F, as the case may be. The determination by the Board of Directors to implement a reverse split of the Company’s Common Stock would be based on a number of factors, including continuing to preserve the listing of the Company’s Common Stock on the Nasdaq Global Market or the Nasdaq Capital

Market, meeting listing requirements for other trading markets or exchanges, or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board of Directors determines to implement the reverse split of the Company’s Common Stock, the ratio chosen by the Board of Directors will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse split at the Meeting, the Board of Directors may, in its discretion, determine not to implement the reverse split.

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of between 1-for-2 and 1-for-8, inclusive, at any time on or prior to the date of the Company’s next annual meeting of shareholders following the Meeting, without further approval or authorization of the Company’s shareholders.

PROPOSAL NO. 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Vitale, Caturano & Company, Ltd. (“Vitale”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2008. Vitale has audited the financial statements of the Company for the fiscal years ending December 31, 2007, 2006, 2005, 2004, 2003 and 2002. The Board of Directors is asking the Company’s shareholders to ratify the selection of Vitale as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s By-Laws or otherwise, the Board is submitting the selection of Vitale to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection of Vitale as the Company’s independent registered public accounting firm, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests. A representative of Vitale is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. At the Special Meeting held in lieu of the 2007 Annual Meeting of Shareholders on May 22, 2007, the shareholders of the Company ratified the selection of Vitale as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

The Board of Directors recommends a vote FOR the ratification of the selection of Vitale, Caturano & Company, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of Board of Directors

The Board of Directors has determined that each of Messrs. Robert J. Drummond, Ben Levitan, Dietmar Klenner, Raymond J. Oglethorpe, Parviz Tayebati and Patrick J. Zilvitis (collectively, the “Independent Directors”), constituting a majority of the directors of the Company, satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors. During the course of determining the independence of Dr. Tayebati, the Board of Directors considered the Company’s acquisition in October 2007 of substantially all of the assets of Spectrode LLC, a company controlled by Dr. Tayebati.

Board and Committee Meetings

The Board of Directors held six meetings during the fiscal year ended December 31, 2007. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served during the fiscal year ended December 31, 2007 or any portion of the fiscal year during which he served. It is the policy of the Board of Directors that all directors and nominees for director are strongly encouraged to attend the annual meeting of shareholders of the Company or any special meeting held in lieu of the annual meeting. All members of the Board of Directors who were then serving attended the Special Meeting in Lieu of Annual Meeting of Shareholders held on May 22, 2007.

The Independent Directors met in executive session six times during the fiscal year ended December 31, 2007. Executive sessions are chaired by the Lead Director. The GNC Committee nominates an Independent Director to serve as the Lead Director if the Chairman of the Board is not an Independent Director. The nominee must be approved by a majority of the Independent Directors. The Lead Director works with the Chairman of the Board in the preparation of the agenda for Board meetings, consults with the Chairman of the Board on matters relating to corporate governance and Board performance and facilitates communications between other members of the Board and the Chairman of the Board. Mr. Oglethorpe has been designated by the Independent Directors to serve as Lead Director. Shareholders may communicate with the Independent Directors by following the procedures described under “Communication with the Board of Directors” in this Proxy Statement.

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities. A copy of the Corporate Governance Guidelines is available on the Investor Relations section of the Company’s website at www.stockeryale.com.

The Corporate Governance Guidelines of the Company provide (among other things) that the Board and its Committees are authorized to retain outside experts and advisors at the Company’s expense to the extent they consider it necessary, without consulting or obtaining the approval of any officer of the Company in advance. Such independent advisors may be the regular advisors to the Company.

Committees of the Board of Directors

The Board of Directors has designated the following two principal standing committees: (i) the Audit Committee of the Board of Directors (the “Audit Committee”), and (ii) the GNC Committee. The current members of the Audit Committee and the GNC Committee are identified in the following table:

Name	Audit Committee	GNC Committee
Robert J. Drummond	X
Dietmar Klenner		X
Ben Levitan	X (Chair)
Raymond J. Oglethorpe		X (Chair)
Parviz Tayebati		X
Patrick J. Zilvitis	X

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and currently consists of Messrs. Robert J. Drummond, Ben Levitan and Patrick J. Zilvitis, each of whom have been determined by the Board of Directors to be an “independent director”, as defined in Nasdaq Rule 4200(a)(15), to satisfy the heightened independence requirements of the SEC applicable to all members of a registrant’s Audit Committee and to otherwise satisfy the applicable audit committee membership requirements promulgated by the SEC and Nasdaq. In addition, the Board of Directors has determined that each of Messrs. Drummond and Levitan is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-B of the SEC. During the fiscal year ended December 31, 2007, the Audit Committee met thirteen times.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities to shareholders concerning the Company’s financial reporting and internal controls, oversees the Company’s independent registered public accounting firm and facilitates open communication among the Audit Committee, the Board of Directors, the Company’s independent registered public accounting firm and management. The Audit Committee discusses with management and the Company’s independent registered public accounting firm the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process and various matters relating to the results of the annual audit of the Company. The Audit Committee is directly responsible for appointing, evaluating, retaining, and, when necessary, terminating the engagement of the independent registered public accounting firm who will conduct the annual audit of the financial statements of the Company. The Audit Committee is also responsible for pre-approving all audit services, as well as all review, attest and non-audit services to be provided to the Company by the Company’s independent registered public accounting firm, with the exception of those services that meet the “de minimis” exception of Section 10A(i)(1)(B) of the Exchange Act, for which no Audit Committee pre-approval is required. The Audit Committee oversees investigations into complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Audit Committee acts pursuant to the Amended and Restated Audit Committee Charter, a copy of which is available on the Investor Relations section of the Company’s website at www.stockeryale.com.

Governance, Nominating and Compensation Committee

The GNC Committee currently consists of Messrs. Dietmar Klenner, Raymond J. Oglethorpe and Parviz Tayebati, each of whom have been determined by the Board of Directors to be an “independent director”, as defined in Nasdaq Rule 4200(a)(15), and to otherwise meet the nominating and compensation committee membership requirements promulgated by the SEC and Nasdaq. The GNC Committee acts pursuant to the Amended and Restated Governance, Nominating and Compensation Committee Charter, a copy of which is available at the Investor Relations section of the Company’s website at www.stockeryale.com. During the fiscal year ended December 31, 2007, the GNC Committee met five times.

The GNC Committee generally assists the Board of Directors with respect to matters involving the compensation of the Company’s directors and executive officers, oversight of corporate governance matters and identifying individuals qualified to become members of the Board. The responsibilities of the GNC Committee with respect to director and executive officer compensation include determining salaries and other forms of compensation for the Chief Executive Officer and the other executive officers of the Company, reviewing and making recommendations to the Board of Directors with respect to director compensation, periodically reviewing and making recommendations to the Board with respect to the design and operation of incentive-compensation and equity-based plans and generally administering the Company’s equity-based incentive plans. The GNC Committee is primarily responsible for considering and determining executive and director compensation. The GNC Committee may form and delegate authority to one or more subcommittees as it deems appropriate under the circumstances. In addition, to the extent permitted by applicable law and the provisions of a given equity-based incentive plan, the GNC Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. Historically, the Chief Executive Officer and Chief Financial Officer, in consultation with the GNC Committee and within certain per-person and per-year limits established by the GNC Committee, have been authorized to make limited stock option grants to non-executive officers of the Company.

The Company’s Chief Executive Officer generally makes recommendations to the GNC Committee regarding the compensation of other executive officers. In addition, the Chief Executive Officer is often invited to attend GNC Committee meetings and participates in discussions regarding the compensation of other executive officers, but the GNC Committee ultimately approves the compensation of all executive officers. Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s Chief Executive Officer generally does not play a role in determining the amount or form of executive compensation. Except for the participation by the Chief Executive Officer in meetings regarding the compensation of other executive officers, the GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation. The Chief Executive Officer does not make proposals or recommendations regarding his own compensation.

The GNC Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation. However, the GNC Committee did not engage the services of any compensation consultants in determining or recommending the amount or form of executive and director compensation for the fiscal year ended December 31, 2007.

With respect to corporate governance matters, the GNC Committee is responsible for establishing and monitoring the adequacy of, and the Company’s compliance with, policies and processes regarding principles of corporate governance, monitoring and taking appropriate action with respect to corporate governance requirements of the SEC and Nasdaq, overseeing an annual self-evaluation of the Board and its committees, conducting an annual evaluation of the Company’s senior executives and reviewing and recommending appropriate action to the Board with respect to all shareholder proposals submitted to the Company. In addition to the annual self-evaluation of the Board overseen by the GNC Committee, the individual directors conduct annual evaluations of the other directors.

With respect to director nomination matters, the GNC Committee is responsible for establishing qualifications to be considered when evaluating candidates for nomination for election to the Board of Directors and appointment to the committees thereof. In addition, the GNC Committee is responsible for identifying, evaluating and recommending qualified director candidates to the Board of Directors and its committees for nomination or appointment, as the case may be, evaluating the continued qualification of directors nominated for re-election, and annually reviewing the composition of the Board to ensure that the directors, as a group, provide a significant breadth of experience, knowledge and abilities to the Board.

Director Nomination Process

The GNC Committee is responsible for identifying individuals qualified to become members of the Board and its committees and recommending to the Board those individuals which it has determined to be qualified. The GNC Committee identifies candidates for director nominees through recommendations solicited from non-management directors, the Company’s Chairman of the Board and its executive officers and through the use of search firms or other advisors. The GNC Committee will also consider recommendations submitted by shareholders. Once candidates have been identified, the GNC Committee will evaluate such candidates in accordance with the criteria set forth in the Company’s Policy Governing Director Nominations and Shareholder-Board Communications (the “Policy”) available on the Investor Relations section of the Company’s website at www.stockeryale.com. Based upon the results of such evaluation process, the GNC Committee will recommend to the Board the candidates which it has determined to be qualified for serving on the Board. The Board evaluates all candidates in the same manner, regardless of how such candidates have been identified by the GNC Committee.

The GNC Committee, in considering whether to recommend any particular candidate to the Board, and the Board, in considering whether to include any particular candidate in the Board’s slate of recommended director nominees or to appoint a particular candidate to fill a vacancy in the Board, will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. The GNC Committee and the Board also consider the number of other Boards of publicly traded companies on which the candidate serves and the candidate’s other personal and professional commitments in general. In addition, with respect to incumbent directors, the GNC Committee and the Board will consider the incumbent director’s past attendance at meetings, participation in and contributions to the activities of the Board and any committee thereof and any significant change in status. Neither the GNC Committee nor the Board assigns specific weights to particular criteria and no particular criterion is a prerequisite for prospective nominees.

Any shareholder who wishes to submit a recommendation for a director candidate to the GNC Committee must submit it to the Chair of the GNC Committee via U.S. Mail, courier or expedited delivery service to the following address: StockerYale, Inc., 32 Hampshire Road, Salem, New Hampshire 03079, Attn: Chair—Governance, Nominating and Compensation Committee. Shareholder recommendations must be submitted not later than the close of business on the 120th calendar day before the date the Company’s proxy statement was filed with the SEC in connection with the previous year’s annual meeting of shareholders or special meeting in lieu thereof. Any such recommendation must include information required by, and set forth in, the Policy, including information about the shareholder making the recommendation and the proposed director candidate.

Please see the Policy Governing Director Nominations and Shareholder-Board Communications available at the Investor Relations section of the Company’s website at www.stockeryale.com for the full policy regarding shareholder recommendations for director candidates.

Director Stock Ownership Guidelines

In February 2007, the Board of Directors adopted stock ownership guidelines for the directors of the Company. The guidelines provide that each director must purchase, own and hold shares of the Company’s Common Stock with a value of not less than $5,000. The minimum number of shares to be held by directors will be calculated on the first trading day of each calendar year based on the closing price of the Company’s Common Stock. Any subsequent change in the value of the shares will not affect the amount of stock directors should hold during that calendar year. The following shares are counted in determining whether a director owns the requisite number of shares (i) shares purchased on the open market or from the Company in a financing transaction, (ii) shares obtained through option exercises, and (iii) shares owned jointly with, or separately by a director’s immediate family members residing in the same household (including shares held in trusts and similar vehicles or entities).

All current directors are in full compliance with these guidelines. Upon the election or appointment of a new director to the Board, such director will be expected to reach full compliance with these guidelines within 12 months after such initial election or appointment. Once achieved, ownership of the guideline amount must be maintained as long as the director retains his or her seat on the Board. Compliance with the guidelines will be evaluated annually, on the first trading day of each calendar year, by the Board. If a director is not in compliance with the guidelines, he or she will have 30 days to regain compliance, but if in a blackout or in possession of material non-public information during such 30 days, the director will have 30 days from the date such restrictions end to regain compliance.

The guidelines may be waived at the discretion of the GNC Committee if compliance would place a severe hardship on a director. It is expected that these instances will be rare.

Communication with the Board of Directors

Shareholders and other interested parties may communicate with the Board of Directors, including individual directors, by sending written communication to the directors via U.S. Mail, courier or expedited delivery service to the following address: Board of Directors; c/o StockerYale, Inc., 32 Hampshire Road, Salem, NH 03079, Attn: Clerk. For more information regarding the Company’s policy on shareholder-Board communications, please see the Policy Governing Director Nominations and Shareholder-Board Communications available at the Investor Relations section of the Company’s website at www.stockeryale.com.

Code of Business Conduct and Ethics

The Board of Directors has adopted an Amended and Restated Code of Business Conduct and Ethics (the “Code”) for all employees, officers and directors of the Company, including the Company’s principal executive officer and its senior financial officers, including its principal financial officer and controller or principal accounting officer, or persons performing similar functions. A current copy of the Code is available at the Investor Relations section of the Company’s website at www.stockeryale.com.

ADDITIONAL INFORMATION

Executive Officers

Under the Company’s By-Laws, officers of the Company are elected annually by the Board of Directors. Set forth below is information regarding the current executive officers of the Company.

Name	Position	Age
Mark W. Blodgett	President, Chief Executive Officer and Chairman of the Board	51
Timothy P. Losik	Chief Operating Officer and Chief Financial Officer	49

Mark W. Blodgett currently serves as the President, Chief Executive Officer and the Chairman of the Board of the Company. Mr. Blodgett has been a member of the Board of Directors and an executive officer of the Company since 1989. Mr. Blodgett worked for a private merchant bank from 1988 until 1989, was Corporate Vice President at Drexel Burnham Lambert, Inc. from 1980 until 1988 and was an associate in the area of mergers and acquisitions for Citibank N.A. from 1979 until 1980. Mr. Blodgett is actively involved in the Young Presidents’ Organization and is on the Board of Trustees for the Boston Ballet and Pomfret School.

Timothy Losik currently serves as Chief Operating Officer and Chief Financial Officer of the Company. Mr. Losik has been an executive officer of the Company since January 14, 2008. From January 2007 to October 2007, Mr. Losik served as the Chief Financial Officer of Bluesocket, Inc. From April 2006 to July 2006, Mr. Losik served as the Vice President of Operations of Globalware Solutions, Inc. and from November 2004 to April 2006 he served as the Chief Financial Officer of Globalware Solutions, Inc. From April 2002 to September 2003, Mr. Losik served as the Chief Financial Officer of Omtool, LTD.

Executive Compensation

The following table presents compensation information for the years ended December 31, 2007 and 2006 for the person who served as our principal executive officer and each of our two other most highly compensated executive officers whose total compensation was more than $100,000 (collectively, the “Named Executives”).

Name and Principal Position	Year	Salary ($)			Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)			All Other Compensation ($)			Total ($)
Mark W. Blodgett, President, Chief Executive Officer and Chairman of the Board	2007 2006	$ $	410,000 340,000		— —	$ $	124,525 58,375	$ $	29,496 70,248		—		$ $	23,625 37,767	(2) (3)	$ $	587,646 506,390

Marianne Molleur, Senior Vice President, Chief Financial Officer, Treasurer and Clerk(4)	2007 2006	$ $	174,519 162,995		— —	$ $	68,075 29,444		— —		— —		$ $	6,147 3,750	(5) (6)	$ $	248,741 196,189

Luc Many, Senior Vice President of Operations of StockerYale, Canada, Inc.(7)	2007 2006	$ $	155,561 142,912	(8) (9)	— —	$ $	23,238 10,688	$ $	4,926 11,090	$ $	48,837 52,782	(10) (10)		$366,025 —	(11)	$ $	598,587 217,472

(1)	See Note 3 of the consolidated financial statements of the Company contained in Item 7 of the Company’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2007, which is included with this proxy statement, regarding assumptions underlying valuation of equity awards.
(2)	Includes a $5,125 matching contribution paid in cash by the Company to Mr. Blodgett’s 401(k) plan, $9,050 in premiums on a Company paid executive life insurance plan and $9,450 paid for dues to the Young Presidents’ Organization.

(3)	Includes a $1,917 matching contribution paid in cash by the Company to Mr. Blodgett’s 401(k) plan, $26,400 paid as a car allowance and $9,450 paid for dues to the Young Presidents’ Organization.
(4)	As of January 14, 2008, Ms. Molleur no longer serves as Senior Vice President, Chief Financial Officer and Treasurer of the Company. Ms. Molleur currently serves as Senior Vice President of Human Resources and Clerk of the Company.
(5)	Includes a $5,018 matching contribution paid in cash by the Company to Ms. Molleur’s 401(k) plan and $1,129 in premiums on a Company paid executive life insurance plan.
(6)	Consists of a $3,750 matching contribution paid in cash by the Company to Ms. Molleur’s 401(k) plan.
(7)	Mr. Many resigned as Senior Vice President of Operations of StockerYale Canada, Inc. effective January 2, 2008.
(8)	Compensation was paid in Canadian dollars, and was converted to U.S. dollars with an average rate for 2007 of .932 U.S. dollars to 1 Canadian dollar.
(9)	Compensation was paid in Canadian dollars, and was converted to U.S. dollars with an average rate for 2006 of .88217 U.S. dollars to 1 Canadian dollar.
(10)	Paid according to the 2006 bonus plan and the 2007 bonus plan, each as described below under “Employment Agreements and Indemnification Agreements.”
(11)	Includes $1,223 paid in premiums on a Company paid executive life insurance plan and, based on the currency exchange rate on December 31, 2007 of 1.019 U.S. dollars to 1 Canadian dollar, $364,802 of compensation Mr. Many is entitled to receive pursuant to a termination agreement entered into on December 21, 2007, as described below under “Employment Agreements and Indemnification Agreements.” No amounts were paid to Mr. Many under the termination agreement in 2007.

Employment Agreements and Indemnification Agreements

We do not have a written employment agreement with Mark W. Blodgett, our President, Chief Executive Officer and Chairman of the Board, other than the separation agreement described below in the section titled “Potential Payments Upon Termination or Change-in-Control.” In November 2006, in order to reward Mr. Blodgett for achieving strategic milestones, to provide a cost-of-living increase and to ensure that his compensation remains competitive, we increased Mr. Blodgett’s annual base salary from $340,000 to $410,000 and eliminated his car allowance.

We entered into an offer letter with Marianne Molleur on April 28, 2005 in connection with her initial employment as our Corporate Controller. On October 27, 2005, Ms. Molleur was appointed Senior Vice President, Chief Financial Officer, Treasurer and Clerk of the Company, and in connection with this promotion we increased Ms. Molleur’s annual base salary to $150,000. In November 2006, we increased Ms. Molleur’s annual base salary from $150,000 to $175,000 in order to reward Ms. Molleur for her hard work, provide for a cost of living increase and ensure that her compensation remains competitive. On January 14, 2008, in connection with Timothy Losik’s appointment as Chief Financial Officer as described under “Executive Officers,” we appointed Ms. Molleur the Senior Vice President of Human Resources and her annual base salary was appropriately adjusted.

Our wholly owned subsidiary, StockerYale Canada, Inc., entered into an employment agreement dated May 13, 1998 with Mr. Luc Many, our former Senior Vice-President of Operations of StockerYale Canada, Inc. Mr. Many’s employment agreement provided for an initial base salary of Cdn. $150,000 per year, participation by Mr. Many in the Company’s employee benefit plans in effect for its senior executives and participation by Mr. Many in any stock option or grant plan in effect from time to time for the Company’s senior executives. On January 20, 2006, we extended the term of Mr. Many’s employment agreement for an additional year and increased his annual base salary to Cdn. $162,000 (U.S.$142,915). According to Mr. Many’s extended employment agreement, he was eligible to earn a bonus in 2006 determined as follows (the “2006 bonus plan”): (i) Cdn. $0.0022 on all sales of StockerYale Canada, Inc. during 2006, payable monthly; and (ii) a quarterly bonus of up to $6,000 based on whether StockerYale Canada, Inc. achieved a gross profit in each quarter of 2006 in accordance with the 2006 budget of StockerYale Canada, Inc. If StockerYale Canada, Inc. achieved a gross profit equal to the amount stated in the 2006 StockerYale Canada budget, then Mr. Many would earn a bonus equal to $6,000 in the applicable quarter. If StockerYale Canada achieved a gross profit that was greater or less than the amount forecasted, then Mr. Many’s bonus would be increased or decreased proportionally depending on the actual gross profit achieved as compared to the gross profit forecasted. Mr. Many was paid a total bonus of $52,782 during 2006 under the terms of his employment agreement and the 2006 bonus plan.

On January 20, 2007, we extended the term of Mr. Many’s employment agreement for an additional year. According to Mr. Many’s extended employment agreement, he was eligible to earn a bonus in 2007 determined as follows (the “2007 bonus plan”): (i) Cdn. $0.0022 on all sales of StockerYale Canada, Inc. during 2007, payable monthly; and (ii) a quarterly bonus of up to $6,000 based on whether StockerYale Canada, Inc. achieved a gross profit in each quarter of 2007 in accordance with the 2007 budget of StockerYale Canada, Inc. If StockerYale Canada, Inc. achieved a gross profit equal to the amount stated in the 2007 StockerYale Canada, Inc. budget, then Mr. Many would earn a bonus equal to $6,000 in the applicable quarter. If StockerYale Canada, Inc. achieved a gross profit that was greater or less than the amount forecasted, then Mr. Many’s bonus would be increased or decreased proportionally depending on the actual gross profit achieved as compared to the gross profit forecasted. Mr. Many was paid a total bonus of $48,837 during 2007 under the terms of his employment agreement and the 2007 bonus plan. Mr. Many resigned as Senior Vice President of Operations of StockerYale Canada, Inc. effective January 2, 2008.

On December 21, 2007, we entered into a termination agreement with Mr. Many. Mr. Many’s termination from the Company was effective as of January 2, 2008. Under the termination agreement, we agreed to pay and/or grant to Mr. Many, upon or after the effective date of his termination, the following: (i) an amount equal to his annual base salary of Cdn.$162,000, of which Cdn.$81,000 is payable in cash and Cdn.$81,000 is payable in shares of the Company’s Common Stock equal to Cdn.$81,000 based upon the closing price per share on January 2, 2008; (ii) the payment of Mr. Many’s annual base salary through May 12, 2008, which is an amount equal to Cdn.$58,000; (iii) a lump-sum payment of Cdn.$21,000 into Mr. Many’s retirement account; (iv) Cdn.$7,500 for career consulting services; and (v) Cdn.$109,500 for accrued vacation and holiday pay and various fringe benefits, including cellular phone service. No amounts were paid to Mr. Many under this termination agreement in the fiscal year ended December 31, 2007.

Each of Mark Blodgett and Marianne Molleur has entered into an indemnification agreement with the Company providing that the Company shall indemnify the officer to the fullest extent authorized or permitted by applicable law in the event that the officer is involved in any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or by any other party and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the officer is or was an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or other agent of another organization or other enterprise, against all expenses, judgments, awards, fines and penalties, provided that (i) the officer acted in good faith and in a manner in which the officer reasonably believed to be in, or not opposed to, the best interests of the Company, (ii) in a criminal matter, the officer had no reasonable cause to believe that his or her conduct was unlawful and (iii) the officer is not adjudged liable to the Company.

Terms of Stock Awards

Prior to March 17, 2008, we had a policy of granting shares of restricted stock to our executive officers on July 1st of each year. This practice ensured that we were consistent from year-to-year and that the grants were made without regard to anticipated earnings or other major announcements by us. Shares of restricted stock granted under this policy vest only upon the satisfaction of a continued service requirement and therefore serve to retain key executives, as well as reward and compensate them. On July 1, 2006, we granted (i) 200,000 shares of restricted stock to Mr. Blodgett under our 2004 Stock Option and Incentive Plan (the “2004 Plan”), (ii) 120,000 shares of restricted stock to Ms. Molleur under our 2004 Plan, and (iii) 40,000 shares of restricted stock to Mr. Many under our 2004 Plan. On July 1, 2007, we granted (i) 220,000 shares of restricted stock to Mr. Blodgett under our 2007 Stock Incentive Plan (the “2007 Plan”), (ii) 130,000 shares of restricted stock to Ms. Molleur under our 2007 Plan, and (iii) 40,000 shares of restricted stock to Mr. Many under our 2007 Plan.

Restrictions on all of the shares of restricted stock lapse as to 25% of the shares per annum on each of the first, second, third and fourth anniversary of the date of grant. On March 17, 2008, instead of issuing shares of restricted stock to executive officers and key employees, the GNC Committee voted to adopt a policy of granting performance based options to purchase shares of the Company’s Common Stock to our executive officers and certain key employees on March 1st of each year. This practice ensures the executive officers and key employees have a financial stake in the Company’s success and aligns their interests with those of the shareholders. All options granted to executive officers vest and become exercisable on the date we publicize our earnings press release regarding fiscal year end results if the stated performance goals are met. If the performance goals are not met, the options immediately terminate.

On January 2, 2008, Mr. Many left the employment of StockerYale. On January 2, 2008, all of Mr. Many’s unvested shares of restricted stock and options to purchase shares of Common Stock were deemed to have vested and become exercisable, as appropriate, per the vote of the GNC Committee. In addition, the GNC Committee voted to extend the period during which Mr. Many may exercise his outstanding options to May 31, 2009.

Stock Option and Incentive Plans

According to the Amended and Restated 1996 Stock Option and Incentive Plan (the “1996 Plan”), upon the termination of employment or business relationship of a participant under the 1996 Plan by reason of death or disability, including Mark W. Blodgett and Luc Many, each stock option outstanding for that participant will automatically and immediately become fully exercisable. In addition, if that should happen, any shares of restricted stock awarded will automatically and immediately become fully vested. Also under the terms of the 1996 Plan, upon the occurrence of a “Change of Control” (as defined in the 1996 Plan), all outstanding stock options granted, and all shares of restricted stock granted including those granted to Mr. Blodgett and Mr. Many, will automatically and immediately become fully vested. Upon a merger transaction or sale of all or substantially all of the assets of the Company, the Board of Directors of the Company or of any corporation assuming the obligations of the Company may take certain actions with respect to outstanding stock options granted under the 1996 Plan.

According to the 2000 Stock Option and Incentive Plan (the “2000 Plan”), as amended, upon a “Change of Control” (as defined in the 2000 Plan), the dissolution or liquidation of the Company, the sale of all or substantially all of the assets of the Company, a merger, or other similar transactions, all outstanding stock options and all stock appreciation rights awarded under the 2000 Plan, including those granted to Mark W. Blodgett and Luc Many, automatically and immediately become fully exercisable. In addition, all other awards made under the 2000 Plan that contain conditions and restrictions relating solely to the passage of time become fully vested and cannot be forfeited as of the effective time of the “Change of Control.”

According to the 2004 Plan, upon a “Change of Control” or a “Sale Event,” (as defined in the 2004 Plan), all outstanding stock options granted and all stock appreciation rights awarded, including those granted to Mark W. Blodgett and Luc Many, will automatically and immediately become fully exercisable. In addition, the restrictions on all “Restricted Stock Awards”, “Deferred Stock Awards” and “Performance Share Awards” (as defined in the 2004 Plan), which relate solely to the passage of time and continued employment will automatically be removed.

According to the 2007 Plan, upon a “Reorganization Event,” (as defined in the 2007 Plan), the Board must take any one or more of the following actions as to all or any outstanding “Awards” (as defined in the 2007 Plan), including those awarded to Mark W. Blodgett, Luc Many and Marianne Molleur, on such terms as the Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that the participant’s unexercised stock options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of the Reorganization Event unless exercised by the participant within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the participant’s stock options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding stock options or other Awards, in exchange for the termination of such options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding restricted stock award will inure to the benefit of the Company’s successor and will apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company all restrictions and conditions on all restricted stock awards then outstanding will automatically be deemed terminated or satisfied, unless otherwise provided in the applicable restricted stock agreement.

The following table includes certain information with respect to the value of all unexercised options and restricted stock awards previously granted to the Named Executives at December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)
Mark W. Blodgett	60,000	—		$0.6875	1/1/2009	445,000	(2)	$436,100
	70,000	—		$0.8125	4/1/2009
	190,000	—		$0.8465	5/20/2009
	40,000	—		$3.7812	2/1/2010
	310,000	—		$11.75	4/2/2011
	125,400	—		$4.85	5/15/2012
	74,000	—		$0.73	10/1/2012
	101,000	—		$1.30	1/6/2013
	99,000	—		$0.63	8/15/2013
	15,000	5,000	(1)	$2.06	5/17/2014
	150,000	50,000	(1)	$1.22	7/30/2014
Marianne Molleur	—	—		$—	—	245,000	(3)	$240,100
Luc Many	28,000	—		$0.8125	4/1/2009	82,500	(5)	$80,850
	20,000	—		$3.7813	2/1/2010
	30,000	—		$11.75	4/2/2011
	35,000	—		$7.20	4/ 1/2012
	6,600	—		$4.85	5/15/2012
	20,000	—		$0.73	10/1/2012
	35,000	—		$0.63	8/15/2013
	26,250	8,750	(2)	$1.22	7/30/2014

(1)	Mark Blodgett has the right to exercise (i) options for 5,000 shares on May 17, 2008 at $2.06 per share and (ii) options for 50,000 shares on July 30, 2008 at $1.22 per share.

(2)	Luc Many has the right to exercise options for 8,750 shares on July 30, 2008 at $1.22 per share. As noted under “Terms of Stock Awards,” all of Mr. Many’s unvested and unexercisable options listed in this footnote vested and became exercisable on January 2, 2008 per the vote of the GNC Committee.
(3)	From a 2005 grant, Mark Blodgett has 37,500 shares of restricted stock vesting on July 1, 2008 and 37,500 shares of restricted stock vesting on July 1, 2009. From a 2006 grant, Mr. Blodgett has 50,000 shares of restricted stock vesting on July 1, 2008, 50,000 shares of restricted stock vesting on July 1, 2009 and 50,000 shares of restricted stock vesting on July 1, 2010. From a 2007 grant, Mr. Blodgett has 55,000 shares of restricted stock vesting on July 1, 2008, 55,000 shares of restricted stock vesting on July 1, 2009, 55,000 shares of restricted stock vesting on July 1, 2010 and 55,000 shares of restricted stock vesting on July 1, 2011.
(4)	From 2005 grants, Marianne Molleur has 2,500 shares of restricted stock vesting on July 1, 2008, 10,000 shares of restricted stock vesting on October 28, 2008, 2,500 shares of restricted stock vesting on July 1, 2009 and 10,000 shares of restricted stock vesting on October 28, 2009. From a 2006 grant, Ms. Molleur has 30,000 shares of restricted stock vesting on July 1, 2008, 30,000 shares of restricted stock vesting on July 1, 2009 and 30,000 shares of restricted stock vesting on July 1, 2010. From a 2007 grant, Ms. Molleur has 32,500 shares of restricted stock vesting on July 1, 2008, 32,500 shares of restricted stock vesting on July 1, 2009, 32,500 shares of restricted stock vesting on July 1, 2010 and 32,500 shares of restricted stock vesting on July 1, 2011.
(5)	From a 2005 grant, Luc Many has 6,250 shares of restricted stock vesting on July 1, 2008 and 6,250 shares of restricted stock vesting on July 1, 2009. From a 2006 grant, Mr. Many has 10,000 shares of restricted stock vesting on July 1, 2008, 10,000 shares of restricted stock vesting on July 1, 2009 and 10,000 shares of restricted stock vesting on July 1, 2010. From a 2007 grant, Mr. Many has 10,000 shares of restricted stock vesting on July 1, 2008, 10,000 shares of restricted stock vesting on July 1, 2009, and 10,000 shares of restricted stock vesting on July 1, 2010 and 10,000 shares of restricted stock vesting on July 1, 2011. As noted under “Terms of Stock Awards,” all of Mr. Many’s unvested shares of restricted stock listed in this footnote vested on January 2, 2008 per the vote of the GNC Committee.

Potential Payments Upon Termination or Change-in-Control

The Company has entered into a separation agreement with Mark W. Blodgett, the Company’s President, Chief Executive Officer, and Chairman of the Board. The separation agreement provides for a one-time, lump sum severance payment equal to his annual salary upon termination of employment by the Company other than for “Cause” or termination as a result of a “Change of Control”, each as defined in the separation agreement, or upon termination of employment by Mr. Blodgett for “Good Reason”, also as defined in the separation agreement.

Under the terms of the employment agreement between Luc Many and StockerYale Canada, Inc., dated May 13, 1998, after the end of the initial term of three years, the employment agreement automatically renewed for periods of one year on each anniversary, unless either party elected not to renew the agreement. If we elected not to renew the agreement with Mr. Many, or if we offered to renew the agreement on terms and conditions that are not substantially similar to those stated in the agreement, and as a result, Mr. Many elected not to renew the agreement, we were obligated to pay a lump sum payment equal to his annual salary on the effective date of his termination. In addition, if we terminated Mr. Many’s employment without Cause (as defined in the agreement), we were obligated to (i) pay him an amount equal to his annual base salary in a single lump sum payment within five days of such termination, (ii) continue his medical and dental plans for a period of twelve months, and (iii) for a period not to exceed twelve months, provide him career consulting services in an amount not to exceed Cdn. $7,500. Pursuant to the terms of this employment agreement, the Company entered into a termination agreement with Mr. Many on December 21, 2007, under which the Company agreed to pay and/or grant to Mr. Many, among other things, (i) an amount equal to half of his annual base salary, (ii) 92,719 shares of the Company’s Common Stock (which is the number of shares of Common Stock equal to a market value of half of his annual base salary based upon the closing price per share on January 2, 2008), (iii) Cdn. $7,500 for career consulting services and (iv) his annual base salary through May 12, 2008. Mr. Many’s termination from the Company was effective on January 2, 2008.

Director Compensation

The following table provides compensation information for the one year period ended December 31, 2007 for each member of our Board of Directors. In accordance with applicable rules, the amounts disclosed below with respect to stock awards and option awards represent the dollar amount recognized for financial statement purposes with respect to the fiscal year ended December 31, 2007 in accordance with FAS 123(R). No stock options were granted to any members of the Board of Directors during the fiscal year ended December 31, 2007.

Name	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)
Robert J. Drummond	$6,258	(2)	$—		$6,258
Steven E. Karol	$17,500	(3)	$—	(10)	$17,500
Dietmar Klenner	$19,375	(4)	$—	(11)	$19,375
Ben Levitan	$9,618	(5)	$—		$9,618
Raymond J. Oglethorpe	$22,604	(6)	$—	(12)	$22,604
Parviz Tayebati	$767	(7)	$—		$767
Patrick J. Zilvitis	$19,375	(8)	$—	(13)	$19,375
Mark Zupan	$—	(9)	$—	(14)	$—

(1)	See Note 3 of the consolidated financial statements of the Company contained in Item 7 of the Company’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2007, which is included with this proxy statement, regarding assumptions underlying valuation of equity awards.
(2)	From 2007 grants, Mr. Drummond has 1,497 shares of restricted stock that vested on February 8, 2008. In addition, from 2007 grants, Mr. Drummond has 5,435 shares of restricted stock vesting on May 30, 2008, 1,497 shares of restricted stock vesting on February 8, 2009, 5,435 shares of restricted stock vesting on May 30, 2009, 1,497 shares of restricted stock vesting on February 8, 2010, 5,435 shares of restricted stock vesting on May 30, 2010, 1,496 shares of restricted stock vesting on February 8, 2011 and 5,434 shares of restricted stock vesting on May 30, 2011.
(3)	From a 2005 grant, Mr. Karol has 11,986 shares of restricted stock vesting on May 31, 2008 and 11,987 shares of restricted stock vesting on May 31, 2009. From a 2006 grant, Mr. Karol has 7,743 shares of restricted stock vesting on May 23, 2008, 7,744 shares of restricted stock vesting on May 23, 2009 and 7,743 shares of restricted stock vesting on May 23, 2010. Due to Mr. Karol’s decision not to stand for re-election at the special meeting of shareholders in lieu of an annual meeting of shareholders in 2007, since May 22, 2007, Mr. Karol has not been a director of the Company. Mr. Karol continues to maintain a relationship with the Company as a consultant, and, as such, his stock awards continue to vest.
(4)	From a 2005 grant, Mr. Klenner has 10,274 shares of restricted stock vesting on May 31, 2008 and 10,274 shares of restricted stock vesting on May 31, 2009. From a 2006 grant, Mr. Klenner has 6,637 shares of restricted stock vesting on May 23, 2008, 6,338 shares of restricted stock vesting on May 23, 2009 and 6,337 shares of restricted stock vesting on May 23, 2010. From a 2007 grant, Mr. Klenner has 5,435 shares of restricted stock vesting on May 30, 2008, 5,435 shares of restricted stock vesting on May 30, 2009, 5,435 shares of restricted stock vesting on May 30, 2010 and 5,434 shares of restricted stock vesting on May 30, 2011.
(5)	From a 2006 grant, Mr. Levitan has 4,340 shares of restricted stock vesting on October 16, 2008, 4,340 shares of restricted stock vesting on October 16, 2009 and 4,340 shares of restricted stock vesting on October 16, 2010. From a 2007 grant, Mr. Levitan has 6,341shares of restricted stock vesting on May 30, 2008, 6,340 shares of restricted stock vesting on May 30, 2009, 6,341 shares of restricted stock vesting on May 30, 2010 and 6,340 shares of restricted stock vesting on May 30, 2011.
(6)	From a 2005 grant, Mr. Oglethorpe has 11,986 shares of restricted stock vesting on May 31, 2008 and 11,987 shares of restricted stock vesting on May 31, 2009. From a 2006 grant, Mr. Oglethorpe has 7,743 shares of restricted stock vesting on May 23, 2008, 7,744 shares of restricted stock vesting on May 23, 2009 and 7,743 shares of restricted stock vesting on May 23, 2010. From a 2007 grant, Mr. Levitan has 6,341 shares of restricted stock vesting on May 30, 2008, 6,340 shares of restricted stock vesting on May 30, 2009, 6,341 shares of restricted stock vesting on May 30, 2010 and 6,340 shares of restricted stock vesting on May 30, 2011.

(7)	From a 2007 grant, Dr. Tayebati has 3,681 shares of restricted stock vesting on October 29, 2008, 3,681 shares of restricted stock vesting on October 29, 2009, 3,681 shares of restricted stock vesting on October 29, 2010 and 3,680 shares of restricted stock vesting on October 29, 2011.
(8)	From a 2005 grant, Mr. Zilvitis has 10,274 shares of restricted stock vesting on May 31, 2008 and 10,274 shares of restricted stock vesting on May 31, 2009. From a 2006 grant, Mr. Zilvitis has 6,637 shares of restricted stock vesting on May 23, 2008, 6,338 shares of restricted stock vesting on May 23, 2009 and 6,337 shares of restricted stock vesting on May 23, 2010. From a 2007 grant, Mr. Zilvitis has 5,435 shares of restricted stock vesting on May 30, 2008, 5,435 shares of restricted stock vesting on May 30, 2009, 5,435 shares of restricted stock vesting on May 30, 2010 and 5,434 shares of restricted stock vesting on May 30, 2011.
(9)	Due to Mr. Zupan’s decision not to stand for re-election at the special meeting of shareholders in lieu of an annual meeting of shareholders in 2007, since May 22, 2007, Mr. Zupan has not been a director of the Company and, as of that date, all of his unvested stock awards were immediately forfeited.
(10)	As of December 31, 2007, Mr. Karol held 77,100 fully vested stock options.
(11)	As of December 31, 2007, Mr. Klenner held 30,000 fully vested stock options.
(12)	As of December 31, 2007, Mr. Oglethorpe held 83,500 fully vested stock options.
(13)	As of December 31, 2007, Mr. Zilvitis held 26,667 fully vested stock options.
(14)	As of December 31, 2007, Mr. Zupan held 8,493 fully vested stock options.

The Company does not pay any cash compensation to any director. During fiscal 2007, under the Company’s Policy Regarding Compensation of Independent Directors, each director who was not an employee of the Company or of any subsidiary of the Company (an “Independent Director”) and was serving as a director on the fifth business day after the Annual Meeting of shareholders of the Company was automatically granted a restricted stock award for the number of shares of the Company’s Common Stock equal to a market value of $30,000, based upon the closing price per share (as reported on the Nasdaq Global Market, the Nasdaq Capital Market or other market or exchange on which shares of the Company’s Common Stock are listed or quoted for trading) on the date of grant. An Independent Director who was also the Chair of a committee of the Board received an additional restricted stock award for a market value of $5,000, The shares of restricted stock awarded under the Company’s Policy Regarding Compensation of Independent Directors are subject to forfeiture upon an Independent Director’s termination as a director for any reason. The restrictions will lapse at the rate of 25% per year so that the shares become fully vested on the fourth anniversary of the date of grant. The restrictions will also lapse with respect to 100% of the shares on the date the Company achieves positive cash flow from operations for two consecutive fiscal years. The restricted stock awards granted to the Independent Directors are subject to the terms and conditions of (i) the 2004 Plan, as amended, if granted prior to the adoption of the 2007 Plan, (ii) the 2007 Plan if granted after the adoption of the 2007 Plan and (iii) the Restricted Stock Agreement to be entered into between the Company and the recipient of an award at the time such award is made.

On March 5, 2008, the Board of Directors adopted, based upon the recommendation of the GNC Committee, the Amended and Restated Policy Regarding Compensation of Independent Directors. Under the Amended and Restated Policy Regarding Compensation of Independent Directors, each director who is not an employee of the Company or of any subsidiary of the Company (an “Independent Director”) and is serving as a director on the fifth business day after the Annual Meeting of Shareholders of the Company will automatically be granted an option to purchase the number of shares of the Company’s Common Stock equal to a market value of $50,000, based upon the closing price per share (as reported on the Nasdaq Global Market, the Nasdaq Capital Market or other market or exchange on which shares of the Company’s Common Stock are listed or quoted for trading) on the date of grant. An Independent Director who is also the Chair of a committee of the Board will receive an additional stock option with a market value of $5,000. The options awarded are subject to forfeiture upon an Independent Director’s termination as a director for any reason. The options will become exercisable and will vest at the rate of 25% per year so that the shares become fully vested on the fourth anniversary of the date of grant. The options will also immediately vest with respect to 100% of the shares on the date the Company achieves positive cash flow from operations for two consecutive fiscal years. The options granted to the Independent Directors are subject to the terms and conditions of the 2007 Plan and the Stock Option Agreement to be entered into between the Company and the recipient of an award at the time such award is made.

The Company also reimburses Independent Directors for their reasonable, out-of-pocket expenses incurred in connection with traveling to and attending Board meetings. Directors who are employees of the Company are not separately compensated for their services as a director. As a result, Mr. Blodgett receives no compensation as a director.

Each of the directors has entered into an indemnification agreement with the Company providing that the Company shall indemnify the director to the fullest extent authorized or permitted by applicable law in the event that the director is involved in any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or by any other party and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the director is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or other agent of another organization or other enterprise, against all expenses, judgments, awards, fines and penalties, provided that (i) the director acted in good faith and in a manner in which the director reasonably believed to be in, or not opposed to, the best interests of the Company, (ii) in a criminal matter, the director had no reasonable cause to believe that his conduct was unlawful and (iii) the director is not adjudged liable to the Company.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services and other services rendered by Vitale, Caturano & Company, Ltd. for the fiscal years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees (1)	$265,955	$236,206
Audit-Related Fees (2)	12,849	9,105

Total Audit and Audit-Related Fees	278,804	245,311
Tax Fees (3)	19,500	27,000
All Other Fees (4)	—	—

Total Fees	$298,304	$272,311

(1)	Audit fees for fiscal 2007 and 2006 are comprised of: (i) fees for professional services performed by Vitale for the audit of the Company’s annual financial statements and the review of the Company’s quarterly financial statements, as well as other services provided by Vitale in connection with statutory and regulatory filings or engagements; (ii) fees for attestation services performed by Vitale in connection with the filing of the Company’s registration statements on Form S-3 and Form S-8 and the related prospectuses; and (iii) direct out-of-pocket expenses of Vitale.
(2)	Audit-related fees are comprised of fees for assurance and related attestation services that are reasonably related to the performance of the audit of the Company’s annual financial statements or the review thereof and fees for due diligence services. Audit-related fees for fiscal 2007 and 2006 include consultations with respect to financial accounting and reporting matters.
(3)	Tax fees for fiscal 2007 and fiscal 2006 are comprised of fees for professional services performed by Vitale with respect to corporate tax compliance, tax planning and tax advice.
(4)	The Company did not incur any other fees during fiscal 2007 and 2006 for products and services provided by Vitale other than those disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to policies adopted by the Audit Committee of the Board of Directors and ratified by the Board of Directors, in order to ensure compliance with the rules of the SEC regarding auditor independence, any audit and permissible non-audit services to be provided by the independent registered public accounting firm of the Company must be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. At present, the Audit Committee reviews and, as appropriate, approves each engagement for audit and permissible non-audit services on a case-by-case basis prior to the provision of any such services. During fiscal 2007 and 2006, all services rendered by Vitale to the Company were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of Messrs. Robert J. Drummond, Ben Levitan and Patrick J. Zilvitis, each of whom the Board of Directors has determined to be independent under the Nasdaq director independence standards as well as the heightened independence standards of the SEC for audit committee members. The Board of Directors has also determined that each of the members of the Audit Committee is able to read and understand the Company’s financial statements and has not participated in the preparation of the financial statements of the Company or any current subsidiary thereof at any time during the past three years. The Board of Directors has determined that each of Messrs. Drummond and Levitan satisfies the criteria of an “audit committee financial expert” as defined by the rules of the SEC.

The Audit Committee acts pursuant to an Amended and Restated Audit Committee Charter. During the fiscal year ended December 31, 2001, the Audit Committee adopted a formal Audit Committee Charter that was reviewed and approved by the Board of Directors and that set forth the responsibilities of the Audit Committee. The Audit Committee reviews its charter on an annual basis to assess its adequacy. On March 5, 2008, in connection with the Audit Committee’s annual review of its charter, and based upon recommendations for revisions to such charter by the Audit Committee to the Board of Directors, the Board of Directors adopted an Amended and Restated Audit Committee Charter, a copy of which is available at the Investor Relations section of the Company’s website at www.stockeryale.com.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ending December 31, 2007 with the Company’s management. The Audit Committee has discussed with Vitale, Caturano & Company, Ltd., the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Vitale required by Independence Standards Board Standard No. 1 and has discussed with Vitale its independence. The Audit Committee has also considered whether Vitale’s provision of non-audit services to the Company is compatible with maintaining Vitale’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

AUDIT COMMITTEE

Ben Levitan (Chair)

Robert J. Drummond

Patrick J. Zilvitis

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Certain Relationships and Related Transactions

The Audit Committee approves all related party transactions to which StockerYale is a party.

Smithfield Fiduciary LLC Financing

On January 26, 2007, we entered into a Securities Purchase Agreement with Smithfield Fiduciary LLC, a fund of which Highbridge Capital Management, LLC is the trading manager. Pursuant to the terms of the purchase agreement, for an aggregate purchase price of $2,300,000, we sold and issued to Smithfield Fiduciary LLC (i) 2,000,000 shares of Common Stock at a per share purchase price of $1.15 (a discount to the 30 day trading average) and (ii) a warrant to purchase 1,000,000 shares of our Common Stock at an exercise price of $1.72 per share. The warrant expires on the tenth anniversary of the date of issuance. We also entered into a Registration Rights Agreement with Smithfield under which we agreed, at our sole expense, within seven business days, to file a registration statement to register for resale under the Securities Act of 1933, as amended, the shares issuable upon exercise of the warrant and the shares of Common Stock issued and sold to Smithfield Fiduciary LLC pursuant to the purchase agreement. Smithfield Fiduciary LLC, together with its affiliates, no longer owns more than 5% of our outstanding Common Stock.

Acquisition of Photonic Products Ltd.

On October 31, 2006, we entered into a Stock Purchase Agreement by and among us, StockerYale (UK) Limited, our wholly owned subsidiary, and the stockholders of Photonic Products Ltd., a privately held company located in England. Under the Purchase Agreement, we and StockerYale (UK) agreed to buy all of the issued and outstanding shares of Photonic Product’s capital stock from the stockholders of Photonic Products, for (i) US$4,250,000 of cash in the aggregate from StockerYale (UK) to the stockholders of Photonic Products, (ii) bonds issued by StockerYale (UK) to each of the stockholders of Photonic Products with an aggregate initial principal amount equal to US$2,400,000, (iii) 2,680,311 shares of our Common Stock issued to the stockholders of Photonic Products and (iv) certain payments to the stockholders of Photonic Products in an amount up to 439,966 pounds sterling aggregate assuming certain financial targets are met over the next three years, such payments to be made in either cash or shares of our Common Stock, at our sole discretion. Upon completion of the acquisition of Photonic Products, we owned 26.88% of Photonic Products and StockerYale (UK) owned 73.12% of Photonic Products.

The outstanding principal under the bonds accrues interest at an annual rate of 1% above the LIBOR rate as determined on the first business day of each month. StockerYale (UK) may elect to prepay the bonds at any time, in whole or in part, without penalty or premium. If StockerYale (UK) fails to make any payments under the bonds, the former stockholders of Photonic Products will then have the right to require payment from us in the form of newly issued shares of our Common Stock in accordance with the terms of the purchase agreement. All unpaid principal plus accrued but unpaid interest under the bonds is due on October 31, 2009.

Immediately after completion of the acquisition, on October 31, 2006, we contributed, transferred, and delivered to StockerYale (UK) 100% of the equity interests of Photonic Products owned by us, comprising 26.88% of the equity interests of Photonic Products, and in consideration therefor, StockerYale (UK) assumed our obligation to pay the contingent payments that are due under the purchase agreement.

The former stockholders of Photonic Products were Antony Brian Pope, Johanna Pope and Damon Cookman. As a result of the acquisition of Photonic Products, Mr. and Mrs. Pope became the beneficial owners of more than 5% of our outstanding Common Stock.

Mr. and Mrs. Pope no longer own more than 5% of our outstanding Common Stock.

The Eureka Interactive Fund Financing—2006

On October 31, 2006, StockerYale (UK) issued a 10% Senior Fixed Rate Secured Bond to The Eureka Interactive Fund Limited, in the original principal amount of US$4,750,000. The Eureka bond is due on October 31, 2011. StockerYale (UK) agreed to make payments of principal and interest as follows: (i) an amount equal to 50% of the original principal sum of US$4,750,000 will be paid on October 31, 2011; and (ii) the remaining amount of the Eureka bond will be paid over the term of the Eureka bond, provided, however, that during the first twelve months of the term of the Eureka bond, only accrued interest will be required to be paid (no payments of principal will be required to be made). The outstanding principal on the Eureka bond accrues interest at an annual rate of 10%. StockerYale (UK) may prepay the Eureka bond at any time, in whole or in part, without penalty or premium. The Eureka bond is secured by all of the equity interests of Photonic Products owned by us and StockerYale (UK) as set forth in the Charge Over Shares by and among us, StockerYale (UK) and Eureka, which was entered into in connection with the Eureka financing.

In connection with the Eureka bond, on October 31, 2006, we issued a warrant to Eureka to purchase 2,375,000 shares of our Common Stock for a purchase price of $1.15 per share. The warrant expires on the tenth anniversary of the date of issuance. If StockerYale (UK) prepays all amounts outstanding under the Eureka bond prior to the third anniversary of the date of issuance, then the number of shares of our Common Stock purchasable upon exercise of the warrant shall be changed to the following numbers: (i) 1,900,000 if the Eureka bond is repaid in full prior to the first anniversary of the date of issuance; (ii) 2,018,750 if the Eureka bond is repaid in full prior to the second anniversary of the date of issuance; and (iii) 2,137,500 if the Eureka bond is repaid in full prior to the third anniversary of the date of issuance. We used the net proceeds from the Eureka bond to make the cash payment in the amount of US$4,250,000 to the stockholders of Photonic Products. Eureka and its affiliates no longer own more than 5% of our outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the directors and executive officers of the Company and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely upon a review of copies of those reports and any amendments to the reports or other written representations from the Reporting Persons, the Company believes that, during the fiscal year ended December 31, 2007, all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act, except that Robert Drummond filed one late Form 4 reporting three transactions and Lewis Asset Management, Corp. filed seven late Form 4s reporting twenty-eight transactions. There are no known failures to file a required Form 3, Form 4 or Form 5.

Involvement in Legal Proceedings

On May 24, 2005, the SEC gave final approval to a settlement with the Company and Mr. Blodgett, thereby resolving an investigation being conducted by the SEC into certain disclosures made by the Company in press releases dated April 19, 2004 and April 21, 2004. Contemporaneous with the approval of the settlement, the SEC filed a complaint and consent to judgment against the Company and Mr. Blodgett in the United States District Court for the District of Columbia. The complaint contained allegations regarding the accuracy of certain disclosures in the Company’s press releases dated April 19, 2004 and April 21, 2004 and regarding certain stock sale transactions by Mr. Blodgett. Without admitting or denying the SEC’s allegations, both the Company and Mr. Blodgett consented to the entry of an order requiring that they cease and desist from violating Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. In addition, the settlement with the SEC required certain monetary payments on behalf of Mr. Blodgett and that the Company maintain comprehensive written policies concerning public communications and trading in securities by Company insiders.

Annual Report on Form 10-KSB

Together with this Proxy Statement, the Company is sending a copy of its 2007 Annual Report on Form 10-KSB (without exhibits) to all of its shareholders of record as of March 26, 2008. The 2007 Annual Report contains the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2007 and 2006.

A copy of the Company’s Annual Report on Form 10-KSB (with all exhibits) for the fiscal year ended December 31, 2007 filed with the SEC may be accessed from the SEC’s website at www.sec.gov and from the Investor Relations section of the Company’s website at www.stockeryale.com and may be obtained without charge upon written request to StockerYale, Inc., 32 Hampshire Road, Salem, New Hampshire 03079, Attention: Investor Relations.

Other Matters

The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

An adjournment of the Meeting may be made from time to time by the chairman of the Meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Meeting.

Shareholder Proposals

Proposals of shareholders intended for inclusion in the Company’s proxy statement for the annual meeting of shareholders to be held in 2009 or special meeting of shareholders held in lieu thereof (the “2009 Meeting”), in accordance with Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive offices at the following address: StockerYale, Inc., 32 Hampshire Road, Salem, New Hampshire 03079 not later than December 22, 2008 in order to be included in the Company’s proxy statement relating to the 2009 Meeting. Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2009 Meeting.

Pursuant to Rule 14a-4 promulgated under the Exchange Act (“Rule 14a-4”), shareholders who wish to make a proposal at the 2009 Meeting, other than a proposal intended for inclusion in the Company’s proxy statement for the 2009 Meeting, must notify the Company not later than March 7, 2009. If a shareholder who wishes to present such a proposal fails to notify the Company by March 7, 2009 and such proposal is brought before the 2009 Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such shareholder proposal on those persons selected by management to vote the proxies. Even if a shareholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that shareholders submit any proposals they might have by certified mail, return receipt requested to the Company.

Incorporation by Reference

The SEC allows the Company to incorporate information “by reference” into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be a part of this Proxy Statement and is being delivered to you with this Proxy Statement.

This Proxy Statement incorporates by reference our Annual Report on Form 10-KSB for the year ended December 31, 2007, a copy of which (without exhibits) is being delivered to you with this Proxy Statement and which contains important information about the Company that is not set forth in this Proxy Statement. A copy of our Annual Report on Form 10-KSB (with exhibits) has also been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov and from the Investor Relations section of the Company’s website at www.stockeryale.com and may be obtained without charge upon written request to StockerYale, Inc., 32 Hampshire Road, Salem, New Hampshire 03079, Attention: Investor Relations or upon oral request by calling the Company at (603) 893-8778.

By order of the Board of Directors,

MARIANNE MOLLEUR

Clerk

Salem, New Hampshire

April [    ], 2008

Appendix A

STOCKERYALE, INC.

PLAN OF DOMESTICATION

This Plan of Domestication has been adopted by StockerYale, Inc., a Massachusetts corporation (the “Corporation”) as of March 5, 2008.

WITNESSETH:

WHEREAS, the Corporation is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and is authorized to issue 100,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”);

WHEREAS, the Corporation wishes to change its domicile of incorporation from Massachusetts to Delaware by domesticating in Delaware on the terms set forth herein; and

WHEREAS, the Board of Directors of the Corporation has adopted a resolution approving this Plan of Domestication;

NOW THEREFORE, the Corporation agrees as follows:

1. Conversion and Domestication. The Corporation shall convert from a Massachusetts corporation to a Delaware corporation by domesticating in Delaware pursuant to Section 265 of the Delaware General Corporation Law and Section 9.20 of the Massachusetts Business Corporation Act. Following the domestication the Corporation shall be governed by the laws of the State of Delaware. The domestication of the Corporation in Delaware shall herein be referred to as the “Domestication.”

2. Stockholder Approval. As soon as practicable after the execution of this Plan of Domestication, the Corporation shall submit this Plan of Domestication to its stockholders for approval.

3. Effective Date. The Domestication shall be effective upon the filing of a Certificate of Conversion from a Non-Delaware corporation to a Delaware corporation (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware and the filing of Articles of Charter Surrender with the Secretary of State of the Commonwealth of Massachusetts, which filings shall be made as soon as practicable after all required stockholder approvals have been obtained. The time of such effectiveness shall herein be referred to as the “Effective Date.”

4. Common Stock of the Corporation. On the Effective Date, by virtue of the Domestication and without any action on the part of the holders thereof, each share of Common Stock of the Corporation issued and outstanding immediately prior thereto shall be unchanged, shall continue to represent one share of Common Stock of the Corporation as a Delaware corporation, and shall remain in effect immediately after consummation of the Domestication.

5. Options of the Corporation. On the Effective Date, by virtue of the Domestication and without any action on the part of the holders thereof, all of the Corporation’s employee benefit plans in effect on the Effective Date with respect to which employee options, rights or accrued benefits are outstanding and unexercised as of such date shall continue and remain in effect upon the same terms and conditions as were in effect immediately prior to the Domestication, and the Corporation shall continue to reserve that number of shares of Common Stock with respect to each such employee benefit plan as was reserved by the Corporation prior to the Effective Date with no other changes in the terms and conditions thereof.

6. Warrants of the Corporation. On the Effective Date, by virtue of the Domestication and without any action on the part of the holders thereof, all of the Corporation’s outstanding warrants on the Effective Date with respect to which the Corporation is obligated to issue shares of Common Stock shall continue and remain in effect upon the same terms and conditions as were in effect immediately prior to the Domestication, and the Corporation shall continue to reserve that number of shares of Common Stock with respect to such warrants as was reserved by the Corporation prior to the Effective Date with no other changes in the terms and conditions thereof.

7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Corporation shall be deemed for all purposes to continue to evidence ownership of and to represent the shares of the Corporation into which the shares represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Corporation evidenced by such outstanding certificate as above provided.

8. Succession. On the Effective Date, all of the rights, privileges, debts, liabilities, powers and property of the Corporation as a Massachusetts corporation shall continue to be the rights, privileges, debts, liabilities and powers of the Corporation as a Delaware corporation in the manner and as more fully set forth in Section 265 of the Delaware General Corporation Law. Without limiting the foregoing, upon the Effective Date, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, agreements, contracts and other assets of every kind and description of the Corporation shall continue to be vested in and devolved upon the Corporation without further act or deed. All rights of creditors of the Corporation and all liens upon any property of the Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Corporation shall continue to be obligations of the Corporation.

9. Certificate of Incorporation and By-Laws. Immediately prior to or simultaneously with the filing of the Certificate of Conversion, the Corporation shall file the Certificate of Incorporation in the form of Exhibit A hereto (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which shall be the Certificate of Incorporation of the Corporation following the Domestication. The Bylaws set forth as Exhibit B hereto (the “Bylaws”) shall be the Bylaws of the Corporation following the Effective Date of the Domestication.

10. Directors and Officers. The members of the Board of Directors and the officers of the Corporation immediately prior to the Effective Date shall continue in office following the Effective Date of the Domestication until the expiration of their respective terms of office and until their successors have been elected and qualified.

11. Amendment. This Plan of Domestication may be amended by the Board of Directors of the Corporation at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of this plan by the stockholders of the Corporation shall not alter or change (a) the amount or kind of shares or other securities, interests, obligations, rights to acquire shares, other securities or interests, cash, or other property to be received by the stockholders hereunder, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted by the Delaware General Corporation Law comparable to those permitted by Section 10.5 of the Massachusetts Business Corporation Act, or (c) any of the terms and conditions of this Plan of Domestication if such alteration or change would adversely affect the holders of any class or series of the stock of the Corporation.

12. Abandonment or Deferral. At any time before the Effective Time, this Plan of Domestication may be terminated and the Domestication may be abandoned by the Board of Directors of the Corporation, notwithstanding the approval of this Plan of Domestication by the shareholders of the Corporation or the consummation of the Domestication may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of the Corporation, such action would be in the best interest of the Corporation. In the event of termination of this Plan of Domestication, this Plan of Entity Domestication shall become void and of no effect and there shall be no liability on the part of the Corporation or its Board of Directors or shareholders with respect thereto, except that the Corporation shall pay all expenses incurred in connection with the Domestication or in respect of this Plan of Domestication or relating thereto.

This Plan of Domestication has been adopted by the Board of Directors of StockerYale, Inc. as of the date set forth above.

StockerYale, Inc. (a Massachusetts corporation)

By:	/s/ MARK W. BLODGETT
Name:	Mark W. Blodgett
Title:	President, Chief Executive Officer and Chairman of the Board

Appendix B

CERTIFICATE OF INCORPORATION

OF

STOCKERYALE, INC.

FIRST: The name of the Corporation is StockerYale, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B.	PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation’s By-laws. The Corporation’s By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors, in addition to any other vote required by this Certificate of Incorporation. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH: The Corporation shall provide indemnification as follows:

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5. Advance of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7. Remedies. The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Limitations. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of the Article EIGHTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

9. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

NINTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

3. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall hold office until the next annual meeting of shareholders and until his successor is chosen and qualified, subject to his earlier death, resignation or removal.

4. Quorum. A majority of the directors at any time in office shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

5. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

6. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in an election of directors.

7. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders at which directors are elected, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

8. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Stockholders of the Corporation may take any action by written consent in lieu of a meeting in accordance with the By-laws of the Corporation.

ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, and shall be called by the Secretary, or another officer in the case of the death, absence, incapacity or refusal of the Secretary, if the holders of at least a majority of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

TWELFTH: The name and mailing address of the incorporator of the Corporation is Mark W. Blodgett, 32 Hampshire Road, Salem, New Hampshire 03079.

IN WITNESS WHEREOF, this Certificate of Incorporation of the Corporation has been executed this             day of             , 200    .

STOCKERYALE, INC.

By:
Mark W. Blodgett Incorporator

Appendix C

BYLAWS

OF

STOCKERYALE, INC.

ARTICLE I

STOCKHOLDERS

1.1 Place of Meetings. All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or, if not so designated, at the principal office of the corporation.

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place where the meeting is to be held). If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

1.3 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and shall be called by the Secretary, or another officer in the case of the death, absence, incapacity or refusal of the Secretary, if the holders of at least a majority of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

1.5 Voting List. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7 Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority in voting power of the shares of stock of that class present or represented and voting on such matter), except when a different vote is required by law, the Certificate of Incorporation or these By-laws. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

1.10 Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d) In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

1.11 Action by Consent in Lieu of a Meeting. Any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation to its principal place of business within 60 days of the earliest dated consent. A consent signed under this section has the effect of a vote at a meeting.

ARTICLE II

DIRECTORS

2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2 Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot. Directors need not be stockholders of the corporation.

2.3 Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall hold office until the next annual meeting of stockholders and until his successor is chosen and qualified, subject to such director’s earlier death, resignation or removal.

2.4 Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed by the Board of Directors shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.5 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by the Certificate of Incorporation.

2.6 Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the corporation may be removed with or without cause by the affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in an election of directors.

2.7 Vacancies. Subject to the rights of holder of any series of Preferred Stock, any vacancy or newly-created directorships on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders at which directors are elected, subject to the election and qualification of a successor or until such director’s earlier death, resignation or removal.

2.8 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

2.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.10 Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

2.11 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice via reputable overnight courier, telecopy or electronic mail, or delivering written notice by hand, to such director’s last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (c) by sending written notice via first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.12 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

2.14 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.15 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1 Titles. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2 Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

3.5 Resignation and Removal. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7 Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.8 of these By-laws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders.

3.8 President; Chief Executive Officer. Unless the Board of Directors has designated the Chairman of the Board or another person as the corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation. The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV

CAPITAL STOCK

4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2 Certificates of Stock. Shares may but need not be represented by certificates. If shares are represented by certificates, the certificates shall be in such form as may be prescribed by law and by the Board of Directors, and shall certify the number and class of shares owned by the holder in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

There shall be set forth on the face or back of each certificate representing shares of such class or series of stock of the corporation a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3 Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the corporation’s classes or series of stock without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the corporation.

4.4 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares (if any) properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

4.5 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock, or uncertificated shares, in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.6 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V

GENERAL PROVISIONS

5.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these By-laws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4 Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or security holders of any other entity, the securities of which may be held by this corporation.

5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6 Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

5.7 Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

5.8 Pronouns. All pronouns used in these By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI

AMENDMENTS

These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

Appendix D

STOCKERYALE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the StockerYale 2000 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of StockerYale, Inc., a Massachusetts corporation (the “Company”), and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). One hundred thousand (100,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. ADMINISTRATION. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. OFFERINGS. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on July 1, 2000 and will end on December 31, 2000 (the “Initial Offering”). Beginning on January 1, 2001, so long as the Plan is in operation, subsequent offerings shall begin on the first business day on or after each January 1 and July 1 (the “Offering Date”) and shall end on the last business day prior to the six month anniversary of such Offering (the 6-month period being the “Offering Period”). The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 24 months in duration.

3. ELIGIBILITY. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week, they have completed at least six months of employment and they are employed by the Company prior to the first day of the relevant Offering Period.

4. PARTICIPATION. An employee on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan, (b) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10 and (c), provide for a whole percentage to be deducted from his Compensation (as defined in Section 11). An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan his deductions will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. EMPLOYEE CONTRIBUTIONS. No employee shall be eligible to contribute more than ten percent (10%) of his Compensation. In any year, each eligible employee may authorize payroll deductions, in whole percentages, at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. DEDUCTION CHANGES. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering. However, he may increase or decrease his payroll deduction with respect to the next Offering for which he is eligible to participate (subject to the limitations of Section 5) by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7. WITHDRAWAL. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased in previously completed Offerings before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not re-enroll in any Offering from which he has withdrawn, but may enroll in a subsequent Offering in accordance with Section 4.

8. GRANT OF OPTIONS. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase, at the Option Price hereinafter provided for, (a) a number of shares of Common Stock which number shall not exceed the number of whole shares which is less than or equal to $12,500 divided by the closing price per share of Common Stock on the Offering Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering. The purchase price for each share purchased under such Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

9. EXERCISE OF OPTION AND PURCHASE OF SHARES. Each employee who continues to be a participant in the Plan shall be deemed to have exercised his Option on the last business day of the applicable Offering Period (the “Exercise Date”). Upon any exercise, the employee shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such Exercise Date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering Period solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11. DEFINITIONS. The term “Compensation” means the amount of base pay, overtime and commissions, each prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, but excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” means (i) if the Common Stock is admitted to trading on a national securities exchange or the Nasdaq National Market, the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the next preceding date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or on the Nasdaq Over the Counter Market (“OTC”), the average of the highest bid and lowest asked prices reported or quoted for the Common Stock on NASDAQ or OTC, as the case may be, for such date or, if no bid and asked prices were reported for such date, for the next preceding date for which such prices were reported, or (iii) if neither clause (i) or (ii) is applicable, as determined in good faith by the Administrator.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. RIGHTS ON TERMINATION OF EMPLOYMENT. If a participating employee’s employment terminates for any reason before an Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.

13. SPECIAL RULES. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14. OPTIONEE NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

15. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. APPLICATION OF FUNDS. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. INSUFFICIENT SHARES. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. TERMINATION OF THE PLAN. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. GOVERNMENTAL REGULATIONS. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. TAX WITHHOLDING. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect upon adoption by the Board subject to the approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

STOCKERYALE, INC.

AMENDMENT NO. 1 TO THE

2000 EMPLOYEE STOCK PURCHASE PLAN

This AMENDMENT NO. 1 dated as of June 26, 2001 (this “Amendment”) to the StockerYale, Inc. 2000 Employee Stock Purchase Plan (the “Plan”), is adopted by the Board of Directors on the date hereof. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Plan.

Pursuant to Section 18 of the Plan, the Board of Directors hereby amends Section 3 of the Plan by deleting it in its entirety and replacing it with the following:

3. Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week and they are employed by the Company prior to the first day of the relevant Offering Period.

Except as so amended, the Plan in all other respects is confirmed and ratified and shall remain and continue in full force and effect.

Adopted by the Board of Directors: June 26, 2001

STOCKERYALE, INC.

AMENDMENT NO. 2 TO THE

2000 EMPLOYEE STOCK PURCHASE PLAN

This AMENDMENT NO. 2 dated as of March 5, 2008 (this “Amendment”) to the StockerYale, Inc. 2000 Employee Stock Purchase Plan, as amended (the “Plan”), is adopted by the Board of Directors on the date hereof. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Plan.

Pursuant to Section 18 of the Plan, the Board of Directors hereby amends the Plan as follows:

The introductory paragraph of the Plan is hereby amended by deleting the second sentence of such introductory paragraph it in its entirety and replacing it with the following:

“Three hundred thousand (300,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose.”

Except as so amended, the Plan in all other respects is confirmed and ratified and shall remain and continue in full force and effect.

Adopted by the Board of Directors: March 5, 2008

Adopted by the Stockholders on May     , 2008

Appendix E

FORM OF CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STOCKERYALE, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, StockerYale, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on April 10, 2008, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation and, on                     , 200    , pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, ratified such resolutions:

RESOLVED:	That the Certificate of Incorporation of the Corporation be amended by adding the following sentences at the end of the first paragraph of Article FOURTH thereof:

“That, effective at 11:59 p.m., Eastern time, on the filing date of this Certificate of Amendment of Certificate of Incorporation (the “Effective Time”), a [one-for-two to one-for-eight] reverse stock split of the Common Stock shall become effective, such that each [two to eight] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the shareholders of the Corporation, at the Special Meeting in Lieu of Annual Meeting of Shareholders held on May 20, 2008, duly approved said proposed Certificate of Amendment of Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its             this              day of             , 200    .

StockerYale, Inc.

By:
Name:
Title:

Appendix F

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	StockerYale, Inc.

(2) Registered office address:	31 St. James Ave., Suite 850, Boston, MA 02116

(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):	6

(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:	May 20, 2008

(month, day, year)

(5) Approved by:

(check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☑	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Adding the following provision ARTICLE 6(g) to the end of ARTICLE 6 thereof:

That, effective at 11:59 p.m., Eastern time, on the filing date of this Articles of Amendment of Amended and Restated Articles of Organization (the “Effective Time”), a [one-for-two to one-for-eight] reverse stock split of the Common Stock shall become effective, such that each [two to eight] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: 11:59 p.m. on date of filing

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by:                                                                                                                                                                                                       ,

                                    (signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this          day of                     ,             .

Examiner

Name approval

C

M

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $             having been paid, said articles are deemed to have been filed with me this          day of                     , 20    , at          a.m./p.m.

  time

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION

Contact Information:

Telephone:

Email:

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

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Annual Meeting Proxy Card

2. Election of Directors.
Nominees:

	For	Withhold		For	Withhold
01 - Mark W. Blodgett	☐	☐	05 - Raymond J. Oglethorpe	☐	☐
02 - Robert J. Drummond	☐	☐	06 - Parviz Tayebati	☐	☐
03 - Dietmar Klenner	☐	☐	07 - Patrick J. Zilvitis	☐	☐
04 - Ben Levitan	☐	☐			

	For	Against	Abstain
3. Reincorporation of the Company from Massachusetts to Delaware.	☐	☐	☐
4. Amend the 2000 Employee Stock Purchase Plan.	☐	☐	☐
5. Authorize the Board of Directors, in its discretion, to effect a 1-for-2 to 1-for-8, inclusive, reverse stock split, without further approval or authorization of the Company's shareholders.	☐	☐	☐
6. Ratification of the appointment of Vitale, Caturano & Company, Ltd. as the Company's independent registered public accounting firm for the current fiscal year.	☐	☐	☐

+

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

+

<STOCK#> 00V3CC

Stockeryale

Simply brilliant ideasTM

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

_ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the Proposals and nominees listed.

For Against Abstain For Against Abstain

1. Fix the number of directors comprising the Board of Directors of the Company at seven.

3. Reincorporation Massachusetts to of Delaware. the Company from

2. Election of Directors. 4. Amend Purchase the Plan. 2000 Employee Stock Nominees:

For Withhold For Withhold

01—Mark W. Blodgett 05—Raymond J. Oglethorpe 5. Authorize discretion, the to effect Board a of 1-for-2 Directors, to 1-for-8, in its inclusive, reverse authorization stock of split, the without Company’s further shareholders. approval or

02—Robert J. Drummond 06—Parviz Tayebati

6. Ratification Caturano & of Company, the appointment Ltd. as the of Vitale, Company’s

03—Dietmar Klenner 07—Patrick J. Zilvitis independent for the current registered fiscal year. public accounting firm

04—Ben Levitan IN OTHER THEIR BUSINESS DISCRETION, AS MAY THE PROPERLY PROXIES COME ARE AUTHORIZED BEFORE THE TO SPECIAL VOTE UPON MEETING SUCH IN

B Non-Voting Items LIEU OF ANNUAL MEETING OF SHAREHOLDERS AND ANY ADJOURNMENT THEREOF. Change of Address — Please print new address below. Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below corporation Please sign or this partnership, proxy exactly this as signature your name should appears be that hereon. of an Joint authorized owners officer should who each should sign state personally. his or her Trustees title. and other fiduciaries should indicate the capacity in which they sign. If a Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 1 7 2 2 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00V3CC

Dear Shareholder of StockerYale, Inc.:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of the Company that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted and then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Proxy — StockerYale, Inc.

32 HAMPSHIRE ROAD

SALEM, NEW HAMPSHIRE 03079

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 20, 2008 AT 10:00 A.M. LOCAL TIME

The undersigned, having received notice of the Special Meeting in Lieu of Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Mark W. Blodgett and Timothy P. Losik, and each of them singly, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of StockerYale, Inc. (the “Company”) held of record by the undersigned on March 26, 2008 at the Special Meeting in Lieu of Annual Meeting of Shareholders to be held on Tuesday, May 20, 2008 and any adjournments thereof. None of the following proposals are conditioned upon the approval of any other proposal.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Continued and to be voted on reverse side.)